U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                             FORM SB-2

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       TRAFALGAR VENTURES INC.
                    ---------------------------
        (Exact name of Registrant as specified in its charter)

   NEVADA                 1000                 Applied For
-------------   ---------------------------   ----------------
(State or other   Standard Industrial           IRS Employer
jurisdiction of   Classification                Identification
incorporation or                                Number
organization)

Trafalgar Ventures Inc.
Robert Gorden Smith, President
1859 Spyglass Place, Suite 110
Vancouver, British Columbia,
Canada                                          V5Z 4V1
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)817-8063
                                               --------------

Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following.                                          |_|



                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   2,220,000 shares   $0.25       $555,000
-----------------------------------------------------------------------

(1) Based on the last sales price on July 3, 2002
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated August 8, 2002
































                            PROSPECTUS
                      TRAFALGAR VENTURES INC.
                          2,220,000 SHARES
                           COMMON STOCK
                         ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                         ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                         ----------------

         The Date Of This Prospectus Is:

                              Table Of Contents
                                                               PAGE
Summary .......................................................  5
Risk Factors ..................................................  5
Risks Related To Our Financial Condition and Business Model
- -----------------------------------------------------------
  -  If we do not obtain additional financing, our business
     will fail ................................................  5
  -  If we do not complete the required option payments and
     capital expenditure requirements mandated in our option,
     we will lose our interest in the Bonanza Lake Property
     and our business may fail ................................  5
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  6
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  6
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  7
  -  Even if we discover commercial reserves of precious metals on the Bonanza Lake Property, we may not be able to
     successfully obtain commercial production ................  7
  -  We need to continue as a going concern if our business is to succeed ...............................................  7

Risks Related To Our Market And Strategy
------------------------------------------
  -  If we do not obtain clear title to the Bonanza Lake property our business may fail ....................................  7

Risks Related To Legal Uncertainty
- ----------------------------------
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively effected ......................................  7

Risks Related To This Offering
- ------------------------------
    Because our directors own 40.32% of our outstanding stock, they could control and make corporate decisions that may
    be disadvantageous to other minority stockholders  ........ 8

  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  8
  - Because management has only limited experience in mineral exploration, our business has a higher risk of failure ... 8
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  8
  -  If a market for our common stock develops, our stock
     price may be volatile ....................................  9
  -  If the selling shareholders sell a large number of
     shares all at once or in blocks, the market price of our
     shares would most likely decline .........................  9
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ................................  9
Use of Proceeds ............................................... 10
Determination of Offering Price ............................... 10
Dilution ...................................................... 10
Selling Shareholders .......................................... 10
Plan of Distribution .......................................... 13
Legal Proceedings ............................................. 15
Directors, Executive Officers, Promoters and Control Persons .. 16 Security Ownership of Certain Beneficial Owners and Management 17
Description of Securities ..................................... 18
Interest of Named Experts and Counsel ......................... 19
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 19
Organization Within Last Five Years ........................... 20
Description of Business ....................................... 20
Plan of Operations ............................................ 25
Description of Property ....................................... 26
Certain Relationships and Related Transactions ................ 27
Market for Common Equity and Related Stockholder Matters ...... 27
Executive Compensation ........................................ 28
Financial Statements .......................................... 30
Changes in and Disagreements with Accountants ................. 31
Available Information ......................................... 31









                            Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral exploration. To date, we have not conducted any exploration activities. We have obtained an option to acquire a 90% interest in a mineral claim located in the Sudbury Mining Division Province of Ontario, Canada. We refer to these mineral claims as the Bonanza Lake Property. This option is exercisable by us completing further cash payments to the optionor and by completing minimum required exploration expenditures on the Bonanza Lake Property.

Our objective is to conduct mineral exploration activities on the Bonanza Lake Property in order to assess whether the claim possesses commercially exploitable reserves of copper, nickel and or platinum group elements. We have not, as yet, identified any commercially exploitable reserves. Our proposed exploration program is designed to search for commercially exploitable deposits.

We were incorporated on February 6, 2002 under the laws of the state of Nevada. Our principal offices are located at 1859 Spyglass Place Suite 110 Vancouver, British Columbia, Canada. Our telephone number is (604) 817-8063.

The Offering:

Securities Being Offered     Up to 2,220,000 shares of common stock.
                             The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Offering Price               We will not determine the offering price.
                             The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             2,220,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             3,720,000 shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the
                             sale of the common stock by the selling

Summary Financial Information

Balance Sheet Data       December 31,2002

Cash                          $61,771
Total Assets                  $61,771
Liabilities                   $ 1,000
Total Stockholders' Equity    $60,771

Statement of Loss and Deficit

                  From Incorporation on
            February 6, 2002 to July 15, 2002

Revenue                 $     0
Net Loss                $17,229


                          Risk Factors

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

     Risks Related To Our Financial Condition And Business Model

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of July 15, 2002, we had cash in the amount of $61,771. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Bonanza Creek Property. While we have sufficient funds to conduct phase one of the recommended exploration program on the property, we will require additional financing in order to complete the
full-recommended exploration program.   We will also require additional
financing if the costs of the exploration of our optioned mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, nickel and platinum, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

IF WE DO NOT COMPLETE THE REQUIRED OPTION PAYMENT AND CAPITAL EXPENDITURE REQUIREMENTS MANDATED IN OUR OPTION, WE WILL LOSE OUR INTEREST IN THE BONANZA LAKE PROPERTY AND OUR BUSINESS MAY FAIL.

We are obligated to incur exploration expenditures of at least $227,000 on the Bonanza Lake Property by June 1, 2004 in order to exercise the option and obtain a 90% interest in the property. While our existing cash reserves are sufficient to enable us to complete phase one of the geological exploration program recommended on the Bonanza Lake Property, we will require substantial additional capital to fund the continued exploration of our property and exercise the option. If we do not incur the exploration expenditures required by the option agreement, we will forfeit our interest in the Bonanza Lake Property and will have no interest in the property. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral claim, then there is a substantial risk that our business will fail.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH
RISK OF
BUSINESS FAILURE.

We have not even begun the initial stages of exploration of the Bonanza Lake Property, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on February 6, 2002 and to date have been involved primarily in organizational activities and the acquisition of our property interest. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of the Bonanza Lake Property and the production of minerals thereon, if any, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING
PROPERTIES,
THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral claims that we have optioned contain commercially exploitable reserves of copper, nickel, and platinum. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION,
THERE IS A
RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR
BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such Liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE
BONANZA
LAKE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY OBTAIN
COMMERCIAL
PRODUCTION.

The Bonanza Lake Property does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the Bonanza Lake Property into commercial production.
At this time we can provide investors with no assurance that we will be able to obtain such financing.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

The Independent Auditor's Report to our audited financial statements for the period ended July 15,2002, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are: we are in a net loss position; we have not attained profitable operations; and we are dependent upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

           Risks Related To Our Market And Strategy

IF WE DO NOT OBTAIN CLEAR TITLE TO THE BONANZA LAKE PROPERTY, OUR
BUSINESS
MAY FAIL.


While we have obtained a geological report with respect to the Bonanza Lake Property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements, transfers or native land claims, and title may be affected by undetected defects.
The Bonanza Lake Property has not been surveyed and therefore, the precise location locations and areas of the properties may be in doubt.

                 Risks Related To Legal Uncertainty

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER
LEGAL
UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict the use of ore. Under the Mining Act of Ontario, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. Also, to operate a working mine, the Environmental Assessment Act may require an environmental review process.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

                  Risks Related To This Offering

BECAUSE OUR DIRECTORS OWN 40.32% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors, own approximately 40.32% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders. Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Robert Gorden Smith is presently required to spend only 25% of his business time on business management services for our company. While Mr. Smith presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Smith from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Smith may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL
EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our management has only limited experience in mineral exploration. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration and exploitation of our optioned mineral property.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDRES MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF A MARKET FOR OUR COMMON STOCK DEVELOPS, OUR STOCK PRICE MAY BE
VOLATILE.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)  actual or anticipated variations in our results of operations;
(2)  our ability or inability to generate new revenues;
(3)  increased competition; and
(4)  conditions and trends in the mining industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are
unrelated or disproportionate to our operating performance.   These
market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

IF THE SELLING SHAREHOLDRSE SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering 2,220,000 shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represents approximately 59.68% of the common shares outstanding as of the date of this prospectus.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE ABILITY TO SELL
THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                      Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,220,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:


1. 1,650,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 12, 2002;

2. 550,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 21, 2002; and

3. 20,000 shares of our common stock that the selling shareholders acquire from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 4, 2002.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To    Total Shares   Percentage of
                            Be Offered For  to Be Owned    Shares owned
Name Of      Shares Owned   Selling         Upon           Upon
Selling      Prior To This  Shareholders    Completion Of  Completion of
Stockholder  Offering       Account         This Offering  This Offering
Abra         50,000         50,000            Nil              Nil
Management
William Iny
3408 West 28th
Avenue Vancouver
BC, Canada

Jeremiah      1,000          1,000            Nil              Nil
Basas
2288 East
28th Avenue
Vancouver BC,
Canada

Mary Basas    1,000          1,000            Nil              Nil
7790 Goodlad
Street
Burnaby BC,
Canada

Rob Barton    1,000          1,000            Nil              Nil
200-355
Burrard Street
Vancouver BC,
Canada
                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
________________________________________________________________________
David Bisset     1,000          1,000           Nil              Nil
105-74 Miner
Street
New Westminster
BC,Canada

Marshall       135,000        135,000           Nil              Nil
Bertram
1530-355 Burrard
Street
Vancouver BC,
Canada

Jerry Bradley  140,000        140,000           Nil              Nil
600-580 Hornby
Street
Vancouver BC,
Canada

William        130,000        130,000           Nil              Nil
Campbell
6-7361 Montecito
Drive
Burnaby BC,
Canada

James Clarke     1,000          1,000            Nil             Nil
805-840
Broughton Street
Vancouver BC,
Canada

Phil Cook        1,000          1,000            Nil             Nil
38 East 20th
Avenue
Vancouver BC,
Canada

Gary Dunlop       1,000         1,000            Nil             Nil
15 Elsdon Bay
Port Moody, BC
Canada

Delores Gough     1,000         1,000            Nil             Nil
80 LaGayette
Boulevard
LethBridge AB,
Canada






                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering


Hemisphere    100,000        100,000            Nil             Nil
& Associates
Andrew Murray
404-110 Cambie
Street Vancouver BC,
Canada

Bing Jung       1,000        1,000             Nil             Nil
5357 Rugby
Street
Burnaby BC,
Canada

Lou LaFreniere  1,000        1,000             Nil             Nil
1977 Cedar Village
Crescent North
Vancouver BC,
Canada

Suzette Lewis   1,000        1,000            Nil             Nil
2004-1260
Nelson Street
Vancouver BC,
Canada

Bob Lunde       1,000        1,000            Nil             Nil
1848 West 11th
Avenue
Vancouver BC,
Canada

Michael         1,000        1,000            Nil             Nil
MacNeil
1657-128th
Street
Surrey BC,
Canada

Julie          1,000         1,000            Nil             Nil
May-Frederick
3-910 West 16th
Avenue
Vancouver BC,
Canada
                            Total Number
                            Of Shares To    Total Shares     Percentage
                            Be Offered For  Owned            Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering

Elizabeth     130,000       130,000            Nil                 Nil
McNamara
701-1765
Pendrell Street
Vancouver BC,
Canada

Barry Muir      1,000         1,000            Nil                 Nil
2226 West 20th
Avenue
Vancouver BC,
Canada

Richard Nesbitt 1,000         1,000            Nil                 Nil
1543 Nasookin
Heights Road
Nelson BC,
Canada

James Newton  140,000       140,000            Nil                Nil
203-183 Drake
Street
Vancouver BC,
Canada

Ozone Sphere   130,000       130,000           Nil                Nil
International Inc.
James Tong
298-1199 West Pender
Vancouver BC,
Canada

Patou Pandya    170,000         170,000             Nil            Nil
34 West 23rd
Avenue
Vancouver BC,
Canada

Pembroke        150,000         150,000             Nil            Nil
Consultants Ltd.
Edward Duncan
601-1450
Pennyfarthing
Drive
Vancouver BC,
Canada




Total Number
Of Shares to   Total Shares    Percentage
Be Offered     Owned upon      Owned upon
Name Of        Shares Owned    For Selling      Completion    Completion
Selling        Prior to        Shareholders     Of this       Of this
Stockholder    This Offering   Account          Offering      Offering

Malcolm Powell     1,000          1,000             Nil            Nil
9131 Jaskow
Gate Richmond
BC, Canada

Samaya Ryon       50,000         50,000             Nil            Nil
804-1949 Comox
Street
Vancouver BC,
Canada

Anna Skokan        1,000          1,000             Nil            Nil
8518-109B
Street
Delta BC,
Canada

Trevor Smith     160,000        160,000             Nil            Nil
1849 Allison Rd.
Vancouver BC,
Canada

Xen Stephanopoulos  1,000         1,000             Nil            Nil
1926 Broadway
Vancouver BC,
Canada

Judy Taylor         50,000         50,000           Nil           Nil
1600 Beach
Avenue Suite 707L
Vancouver BC,
Canada

Brian Tingle       115,000        115,000           Nil           Nil
317-1922 West
7th Avenue
Vancouver BC,
Canada

Wayne Tisdale      130,000        130,000           Nil            Nil
4643 Armadale Road
Pender Island
BC, Canada

Michael J. Waggett 130,000        130,000           Nil            Nil
1645 Harbour
Drive
Coquilam BC,
Canada
                               Total Number
                               Of Shares To    Total Shares   Percentage
                               Be offered      Owned Upon     Owned upon
Name of        Shares owned    For Selling     Completion     Completion
Selling        Prior to this   Shareholders    Of This        Of this
Stock holder   offering        Account         Offering       Offering


Michael Waggett    150,000        150,000           Nil            Nil
2120-1066
West Hastings Street
Vancouver BC,
Canada

Nancy Wells        140,000        140,000           Nil             Nil
2-1904 West
16th Avenue
Vancouver BC,
Canada

Fiona Wong          1,000           1,000          Nil            Nil
1051 East 15th
Avenue
Vancouver BC,
Canada

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,720,000 shares of common stock outstanding on the date of this prospectus.

To our knowledge, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                     Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

   1. On such public markets or exchanges as the common stock may from time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.

The sales price to the public may be:

   1. The market price prevailing at the time of sale;
   2. A price related to such prevailing market price; or
   3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  *  defines significant  terms in the disclosure document or in the
  *  conduct of trading penny stocks; and
  *  contains such other information and is in such form  (including
  *  language, type, size, and format)  as the Commission shall require
  *  by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.



                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is Nevada Agency and Trust
50 Liberty Street West, Suite 880
Reno Nevada 89501


    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Robert Gorden Smith               65

Richard Harris                    49

Executive Officers:

Name of Officer                  Age              Office
- --------------------           -----           -------
Robert Gorden Smith               65             President and Chief
                                                 Executive Officer and
                                                 a Director

Richard Harris                    49             Secretary, Treasurer
                                                 Chief Financial Officer
                                                 and a Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Robert Gorden Smith: Mr. Smith is the company's president and chief executive officer. He has had a lengthy career in the natural resource industry spanning some thirty years. Mr. Smith has acted as a director of several natural resource companies in the past, and currently consults for natural resource companies.

     Richard Harris:  Mr. Harris is the company's secretary and treasurer and chief financial officer. Mr. Harris has had many years of business experience in sales, marketing, and business development. Mr. Harris currently is president of Harris & Associates, a consulting firm that educates people in sales, marketing and business management techniques. Mr. Harris previously worked for Micron Commercial Computer Systems, a subsidiary of Micron of Boise, Idaho, where he held the position of director of field sales and business development.
Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
________________________________________________________________________
Common         Robert Gorden Smith               750,000        20.16%
Stock          Director, President
               And Chief Executive
               Officer
               4547 West 2nd Avenue
               Vancouver, British Columbia
               Canada

Common         Richard Harris                    750,000        20.16%
Stock          Director, Secretary, Treasurer
               And Chief Financial Officer
               1859 Spyglass Place Suite 110
               Vancouver, British Columbia
               Canada

Common         All Officers and Directors       1,500,000
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 3,720,000 shares of common stock issued and outstanding as of the date of this prospectus.

                  Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of August 8, 2002, there were 3,720,000 shares of our common stock issued and outstanding that are held by 42 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

          Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.
Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Arthur J. Frost, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on February 6, 2002 under the laws of the state of Nevada. On that date, Robert Gorden Smith and Richard Harris were appointed as our directors. As well, Mr. Smith was appointed as our president and chief executive officer, while Mr. Harris was appointed as our secretary, treasurer and chief financial officer.

                   Description Of Business

In General

We are an exploration stage company. We plan to engage in the acquisition, and exploration of mineral properties and exploit mineral deposits demonstrating economic feasibility. We own an option to acquire an interest in the mineral claim described below under the heading Bonanza Lake Property option agreement. Our plan of operation is to conduct exploration work on the Bonanza Lake Property in order to ascertain whether this claim possesses commercially exploitable quantities of copper, nickel, platinum or palladium. There can be no assurance that a commercially exploitable mineral deposit, or reserve, exists in the Bonanza Lake Property until appropriate exploratory work is done and an economic evaluation based on such work concludes there is economic feasibility.

Bonanza Lake Property Option Agreement

We have obtained the option to acquire a 90% interest in two mineral claims situated in the Province of Ontario, Canada. We refer to these mineral claims as the Bonanza Lake Property. We acquired our interest in the Bonanza Lake Property pursuant to an agreement dated June 24, 2002 between Mr. Terry Loney and us. Terry Loney is the owner of the Bonanza Lake Property. We paid a cash consideration to Terry Loney for the grant of the option in the amount of $7,500 on June 24, 2002, concurrent with the execution of the option agreement. The option agreement was negotiated as an arm's length transaction. We are entitled to exercise the option to acquire the 90% interest in the Bonanza Lake Property when we have:

(A) paid Terry Loney $7,500, which we paid upon the execution of the option agreement;

(B) incurred an aggregate of $227,000 in property exploration expenditures on the Bonanza Lake Property within the following periods:

(1)  $25,000 by June 30, 2003; and

(2)  a further $202,000 by June 30, 2004.

In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Terry Loney the difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in the subsequent period. If we fail to incur the required exploration expenditures, our option will terminate and we will have no further rights to the Bonanza Lake Property.

Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured a 90% interest in the Bonanza Lake Property, we are obligated to maintain in good standing the Bonanza Lake Property by:

  (A) completing and filing assessment work or making of payments in lieu thereof;
  (B) paying any applicable taxes; and
  (C) performancing any other actions necessary to keep the Bonanza Lake Property free and clear of all liens and other charges.

All payments necessary to maintain the Bonanza Lake Property in good standing for the next twelve-month period have been made.

Description of the Bonanza Lake Property

The Bonanza Lake Property comprises two mining claim blocks located in the Sudbury Mining Division of Ontario, Canada. Mr. Terry Loney re-staked the claims in June 2002. In order to keep the Bonanza Lake Property in good standing, we must conduct at least $12,800 in exploration work on the claims by June 1, 2004.

Location and Access

The Bonanza Lake Property is located in the northeastern quadrant of MacLennan Township, lot 1, concession 3 and 4 in the Sudbury Mining District of northern Ontario, Canada. We can access the property by traveling north from the Sudbury airport on Regional Road for about six kilometers and then on East Bay Road for about four kilometers.

History of the Bonanza Lake Property

Initial exploration work was conducted on the Bonanza Lake area as early as 1890, although no work has been recorded from this earlier exploration. The Bonanza Lake Property has not been explored using modern geological exploration methods. The Bonanza Lake Property has not hosted any known mines.

Geological Report

We have obtained a geological evaluation report on the Bonanza Lake Property which was prepared by Scott Jobin-Bevans M.Sc. Sudbury, Ontario, Canada. The geological report summarizes the results of the prior exploration in the proximity of the Bonanza Lake Property and the geological formations on the property.

In his report, Mr. Jobin-Bevans concludes that the Bonanza Lake Property overlies an area that is prospective for the discovery of offset dykes that may contain nickel-copper-platinum group element mineralization. A dyke is a long and relatively thin body of rock that, while in a molten state, intruded a crack in older rocks. Often such dykes contain higher than normal concentrations of valuable minerals.

Mr. Jobin-Bevans states that overburden, loose soil that overlies the potentially mineralized rock, has been the main obstacle in exploration of prospective targets on the Bonanza Lake Property. However, he asserts that improved techniques in geophysical surveys including advances in induced polarization surveys should aid us in current exploration of the property. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies. Readings can indicate the presence of certain types of mineral deposits.

Based on his review of the geological data relating to the Bonanza Lake Property and surrounding area, Mr. Jobin-Bevans recommends proceeding with a two-phase, staged exploration program. The initial phase of the recommended geological work program is comprised of the acquisition and analysis of satellite imaging maps of the Bonanza Lake Property in order to make a preliminary assessment of mineralization. Mr. Jobin-Bevans estimates that a budget of $25,000 will be required to support this initial geological work program. The components of the budget are as follows:

Geological Review                                 $ 4,000
Grid Emplacement                                  $ 5,000
Geological Mapping and Sampling                   $10,000
Report Writing/Consulting                         $ 5,000
Operating Supplies                                $ 1,000
-----------------------                       -----------
   Total                                          $25,000

Grid emplacement involves dividing a portion of the property being explored into small sections. The geologist overseeing the exploration program will record results based on the section from which a sample is taken, or various surveys are performed.

Geological mapping and sampling will consist of a geologist and his assistant gathering chip samples and grab samples from grid areas with the most potential to host economically significant mineralization based on their observation of any surface rocks. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as platinum, or industrial metals such as copper and nickel. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

Mr. Jobin-Bevans recommended that the second phase of the exploration program consist of geophysical surveys and diamond drilling. The components of the estimated budget of $202,000 are as follows:

Geophysical Surveys                             $35,000
Drilling (2,500 meters)                        $150,000
Report Writing/Consulting                        $7,000
Operating Supplies                              $10,000
-----------------------                       -----------
   Total                                       $202,000

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals contain in rock located at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

Mr. Jobin-Bevans concluded in his geological report that the decision to proceed with each subsequent phase of the exploration program should be contingent upon reasonable encouragement having been gained from the results of the previous exploration program.

We have decided to accept the recommendation of the geological report and proceed with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program by a qualified geologist.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial two phase exploration program.

Compliance with Government Regulation

We will commence business in Ontario when we commence the first phase of our planned exploration program. We will be required to register as an extra-provincial company under the Ontario Company Act prior to conducting business in Ontario. The anticipated cost of the extra-provincial registration is approximately $500. We have not as yet registered as an extra-provincial company under the Ontario Company Act, but will do so sometime prior to June, 2003.

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario. We will be required to obtain work permits from the Ontario Ministry of Energy Mines and Resources for any exploration work that results in a physical disturbance to the land.
We will not be required to obtain a work permit for the first phase of our exploration program as this phase will not involve any physical disturbance. We will be required to obtain a work permit if we proceed with the second phase of our exploration program. There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consulting geologist to prepare the required submission to the Ministry of Energy Mines and Resources. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we will be required to post small bonds and file statements of work with the Ministry of Energy Mines and Resources. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report. As mentioned above we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

An environmental review is not required under the Environmental Assessment Act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any exploration expenditures to date. We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                      Plan Of Operations

Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended phase one exploration program on the Bonanza Lake Property. We anticipate that the program will cost approximately $25,000.

In addition, we spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $35,000.

We are able to proceed with phase one of the exploration program without additional financing. Completion of these exploration expenditures will also enable us to meet the exploration expenditure requirement under the option agreement for the period through June 30, 2003.

We plan on proceeding with phase one of the exploration program in spring of 2003. We anticipate proceeding with phase two of the exploration program, if warranted, in 2004. We will obtain a geological report upon the completion of each phase summarizing the results of that phase. The costs of the geological reports are included in the cost of the exploration program.

We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. We will require additional funding in the event that we decide to proceed with phase two of the exploration program. The anticipated cost of phase two of the exploration program is $202,000, which is well beyond our projected cash reserves. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we do not complete the cash payments or the exploration expenditures required under the option agreement for the Bonanza Lake property mineral claim, then our option in will terminate and we will lose all our rights and interest in the property . If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Bonanza Lake Property. We may also pursue acquiring interests in alternate mineral properties in the future.

Results Of Operations For Period Ending July 15, 2002

We did not earn any revenues during the period ending July 15, 2002. We do not anticipate earning revenues until such time as we have not entered into commercial production of the Bonanza Lake Property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on the property, or if such resources are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $17,229 for the period from our inception on February 6, 2002 to July 15, 2002. These operating expenses were comprised of a $7,500 option payment we made pursuant to the Bonanza Lake property option agreement, audit and legal fees of $7,000 attributable to our corporate organization and the preparation and filing of this registration statement, Bonanza Lake property exploration expenditures of $2,500 and office supply expenses of $229.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt that we will be able to continue as a going concern.

                  Description Of Property

We have an option to acquire a 90% interest in the Bonanza Lake Property, as described in detail in of this prospectus under the title Bonanza Lake Property Option Agreement. We do not own or lease any property other than our option to acquire an interest in the Bonanza Lake Property.

The Bonanza Lake Property comprises two claims in the Sudbury Mining District of Ontario, Canada. Mr. Terry Loney is the registered owner of the claims. The Bonanza Lake Property is located in the northeast quadrant of MacLennan township Lot 1, concessions 3 and 4 in the Sudbury Mining District of northern Ontario, Canada. There are no mines or physical equipment or property located on the mineral claims. There is no source of power to the mineral claims.

         Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 42 registered shareholders.

Rule 144 Shares

A total of 1,500,000 shares of our common stock will be available for resale to the public after June 4, 2003 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 37,200 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 1,500,000 shares that may be sold pursuant to Rule 144 after June 4, 2003.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended July 15, 2002.

                  Annual Compensation

                                    Other  Restricted  Options/ LTIP
                                    Annual    Stock     * SARs  payouts
Other
Name     Title  Year  Salary  Bonus  Comp.   Awarded       #)    ($)
Comp.
________________________________________________________________________
Robert   Pres., 2002    $0     0      0        0             0        0
Gorden   CEO. &
Smith    Dir.

Richard  Sec.,  2002    $0     0      0        0             0        0
Harris   Tres.&
         Dir.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Smith And we do not pay Mr. Smith any amount for acting as a director.

We do not have any employment or consulting agreement with Mr. Harris and we do not pay Mr. Harris any amount for acting as a director.

                       Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending July 15, 2002, including:

  a. Auditors Report;

  b. Balance Sheet;

  b. Statement of Loss and Deficit;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements

















                     TRAFALGAR VENTURES INC.
                 (An Exploration Stage Company)


                      FINANCIAL STATEMENTS


                          JULY 15, 2002
                    (Stated in U.S. Dollars)



                        AUDITORS' REPORT




To the Directors
Trafalgar Ventures Inc.
(An Exploration Stage Company)


We have audited the balance sheet of Trafalgar Ventures Inc. (an exploration stage company) as at July 15, 2002 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from February 6, 2002 (date of inception) to July 15, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 15, 2002 and the results of its operations and cash flows for the period from February 6, 2002 (date of inception) to July 15, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 1(c) to the financial statements, the Company incurred a net loss of $17,229 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,   B.C.                 "Morgan   &    Company"

July 16, 2002                    Chartered Accountants








                     TRAFALGAR VENTURES INC.
                 (An Exploration Stage Company)

                          BALANCE SHEET

                          JULY 15, 2002
                    (Stated in U.S. Dollars)




ASSETS

Current
Cash                                                    $ 61,771

Mineral Property Interest (Note 3)                        -

                                                        $ 61,771

LIABILITIES

Current
Accounts payable and accrued liabilities                $  1,000

SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares, par value $0.001 per share
10,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
3,720,000 common shares                                    3,720

Additional paid-in capital                                74,280

Deficit Accumulated During The Exploration Stage         (17,229)
                                                          60,771

                                                        $ 61,771



                     TRAFALGAR VENTURES INC.
                 (An Exploration Stage Company)

                  STATEMENT OF LOSS AND DEFICIT

PERIOD FROM DATE OF INCEPTION, FEBRUARY 6, 2002, TO JULY 15, 2002
                    (Stated in U.S. Dollars)




Expenses
Office and sundry                                       $   229
Professional fees                                         7,000
Mineral property option payments                          7,500
Mineral property exploration expenditures                 2,500

Net Loss For The Period                                  17,229

Deficit Accumulated During The Exploration Stage,         -
Beginning Of Period

Deficit Accumulated During The Exploration Stage,  End  $17,229
Of Period


Loss Per Share                                          $ (0.02)


Weighted Average Number Of Shares Outstanding           842,125










                     TRAFALGAR VENTURES INC.
                 (An Exploration Stage Company)

                     STATEMENT OF CASH FLOWS

PERIOD FROM DATE OF INCEPTION, FEBRUARY 6, 2002, TO JULY 15, 2002
                    (Stated in U.S. Dollars)




Cash Flows From Operating Activities
Net loss for the period                                 $ (17,229)

Adjustments To Reconcile Net Loss To Net Cash Used By
Operating Activities
Accounts payable and accrued liabilities                    1,000
                                                          (16,229)

Cash Flows From Financing Activity
Share capital issued                                       78,000

Increase In Cash                                           61,771

Cash, Beginning Of Period                                       -

Cash, End Of Period                                      $ 61,771








                     TRAFALGAR VENTURES INC.
                 (An Exploration Stage Company)

                STATEMENT OF STOCKHOLDERS' EQUITY

                          JULY 15, 2002
                    (Stated in U.S. Dollars)



                            Common Stock
                                       Additional
                      Shares   Amount   Paid-      Deficit   Total
                                         In
                                       Capita
                                          l

Opening balance,
 February 6, 2002     -        $ -     $ -           $ -      $ -

June 4, 2002 - Shares
issued for cash at    1,500,000   1,500  -             -        1,500
$0.001

June 11, 2002 - Shares
issued for cash at    1,650,000   1,650  14,850        -        16,500
$0.01

June 21, 2002 - Shares
issued for cash at    550,000    550     54,450        -        55,000
$0.10

July 4, 2002 - Shares
issued for cash at     20,000     20      4,980        -         5,000
$0.25

Net loss for the         -         -         -     (17,229)   (17,229)
period

Balance, July 15,     3,720,000 $ 3,720 $ 74,280 $ (17,229)  $ 60,771
2002






                     TRAFALGAR VENTURES INC.
                 (An Exploration Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

                          JULY 15, 2002
                    (Stated in U.S. Dollars)



1.   NATURE OF OPERATIONS

  a)   Organization

     The Company was incorporated in the State of Nevada, U.S.A., on February 6, 2002. The Company's intended year end is July 15, 2002.

  b)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $17,229 for the period from February 6, 2002 (inception) to July 15, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:






                     TRAFALGAR VENTURES INC.
                 (An Exploration Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

                          JULY 15, 2002
                    (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS
     109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not realized, a valuation allowance is recognized.

  d)Net Loss Per Share

     The  loss per share is calculated using the weighted average
     number  of  common  shares  outstanding  during  the   year.
     Diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.


3.MINERAL PROPERTY INTEREST

  The  Company has entered into an option agreement,  dated  June
  24, 2002, to acquire a 90% interest in four mineral claims located in the Sudbury Mining District in Ontario, Canada.


                     TRAFALGAR VENTURES INC.
                 (An Exploration Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

                          JULY 15, 2002
                    (Stated in U.S. Dollars)



3.MINERAL PROPERTY INTEREST (Continued)

  In order to earn its interest, the Company made a $7,500 cash payment on signing and must incur exploration expenditures totalling $227,000 as follows:

  Exploration expenditures:

  -    $25,000 by June 1, 2003;
  -    A further $202,000 by June 1, 2004.

  The project is subject to a 2% net smelter return royalty.


4.    CONTINGENCY

  Mineral Property

  The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest, the Company must satisfy the terms of the option agreement described in Note 3.





            Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                     Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.
Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1) such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     17
Transfer Agent Fees                                         $  1,500
Accounting fees and expenses                                $  3,500
Legal fees and expenses                                     $ 10,000
Egar filing fees                                            $  1,000
                                                            --------
Total                                                       $ 16,017
                                                            ========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 750,000 shares of our common stock to Mr. Robert Gorden Smith and 750,000 shares of our common stock to Mr. Richard Harris on June 4, 2002. Mr. Smith is our president, chief executive officer and a director. Mr. Harris is our secretary, treasurer, chief financial officer and a director. Mr. Smith and Mr. Harris acquired these 1,500,000 shares at a price of $0.001 per share for total proceeds to us of $1,500.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,650,000 shares of our common stock at a price of $0.01 per share to a total of 14 purchasers on June 12, 2002. The total amount received from this offering was $16,500. We completed this offering pursuant to Regulation S of the Securties Act.

We completed an offering of 550,000 shares of our common stock at a price of $0.10 per share to a total of four purchasers on June 21, 2002. The total amount received from this offering was $55,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 20,000 shares of our common stock at a price of $0.25 per share to a total of 20 purchasers on July 4, 2002. The total amount received from this offering was $5,000. We completed this offering pursuant to Regulation S of the Securities Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.





                             Exhibits
Exhibit
Number            Description
  1.1             Articles of Incorporation
  2.1             By-Laws
  3.1             Opinion by Arthur J. Frost, Attorney at
                  Law with consent to use.
  4.0             Option Agreement dated June 24, 2002
  4.1             Joint Venture Agreement
  4.2             Geological Report, Prepared by Scott Jovin-Bevans
  5.1             Consent of Morgan and Company, Chartered Accountants





















                                                            EXHIBIT 1.1



                         ARTICLES OF INCORPORATION

                                    OF

                          TRAFALGAR VENTURES INC.



      **************************************************************


     The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

          ARTICLE ONE.  (NAME)

The name of the corporation is TRAFALGAR VENTURES INC.

          ARTICLE TWO.  (RESIDENT AGENT)     The initial agent for service
of process is                  THE NEVADA AGENCY and TRUST COMPANY, 50 WEST
LIBERTY STREET, SUITE 880, RENO NV 89501

          ARTICLE THREE.  (PURPOSES)      The purposes for which the
corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

               I.   (OMNIBUS).     To have to exercise all the powers now
                    or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

               II.  (CARRYING ON BUSINESS OUTSIDE STATE).      To conduct
                    and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

               III. (PURPOSES TO BE CONSTRUED AS POWERS).      The purposes
                    specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

          ARTICLE FOUR.   (CAPITAL STOCK)    The corporation shall have
     authority to issue an aggregate of  ONE HUNDRED TEN
     MILLION(110,000,000) shares of stock, par value ONE MILL ($0.001) per share divided into two (2) classes of stock as follows for a total capitalization of ONE HUNDRED TEN THOUSAND ($110,000).

          (A) NON-ASSESSABLE COMMON STOCK: ONE HUNDRED MILLION (100,000,000) shares of Common stock, Par Value ONE MILL ($0.001) per share, and

          (B) PREFERRED STOCK: TEN MILLION (10,000,000) shares of Preferred stock,Par Value ONE MILL ($0. 001) per share.

     All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

     The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     Holders of the corporation's Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

          ARTICLE FIVE.  (DIRECTORS).        The affairs of the corporation
shall be governed by a Board of Directors of not more than fifteen (15) nor less than one (1) person. The name and address of the first Board of Directors is:

          NAME                          ADDRESS

          ROBERT GORDEN SMITH           4547 WEST 2ND AVE
                                        VANCOUVER BC,  CANADA



          RICHARD HARRIS                1859 SPYGLASS PLACE SUITE 110
                                        VANCOUVER BC, CANADA



                                 ARTICLE SIX. (ASSESSMENT OF STOCK).  The
capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

               ARTICLE SEVEN.  (INCORPORATOR).    The name and address of
the incorporator of the corporation is as follows:

          NAME                     ADDRESS
WILLIAM INY                        3408 WEST 28TH  STREET
                                   VANCOUVER BC CANADA V6S 1R9

               ARTICLE EIGHT. (PERIOD OF EXISTENCE). The period of existence of the Corporation shall be perpetual.

               ARTICLE NINE. (BY-LAWS) Its Board of Directors shall adopt the initial By-laws of the corporation. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

               ARTICLE TEN. (STOCKHOLDERS' MEETINGS). Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. The President or any other executive officer of the corporation, the Board of Directors, or any member may call special meetings of the stockholders thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

               ARTICLE ELEVEN. (CONTRACTS OF CORPORATION) No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall be any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may e counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other corporation or not so interested.

               ARTICLE TWELVE.  (LIABILITY OF DIRECTORS AND OFFICERS)    No
director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

               IN WITNESS WHEREOF. The undersigned incorporator has hereunto affixed his/her signature at Vancouver , British Columbia, Canada




                 EXHIBIT  2.1






                          BYLAWS  OF
                    Trafalger Ventures INC.


CONTENTS OF INITIAL BYLAWS

ARTICLE                                                           PAGE

1.00 CORPORATE CHARTER AND BYLAWS
1.01 Corporate Charter Provisions                                     1
1.02 Registered Agent or Office Requirement
         of Filing Changes with Secretary of State                    1
1.03 Initial Business Office                                          1
1.04 Amendment of Bylaws                                              1

2.00 DIRECTORS AND DIRECTORS  MEETINGS
2.01 Action Without Meeting                                           1
2.02 Telephone Meetings                                               1
2.03 Place of Meetings                                                2
2.04 Regular Meetings                                                 2
2.05 Call of Special Meeting                                          2
2.06 Quorum                                                           2
2.07 Adjournment Notice of Adjourned Meetings                         2
2.08 Conduct of Meetings                                              3
2.09 PoIrs of the Board of Directors                                  3
2.10 Board Committees Authority to Appoint                            3
2.11 Transactions with Interested Directors                           3
2.12 Number of Directors                                              3
2.13 Term of Office                                                   3
2.14 Removal of Directors                                             4
2.15 Vacancies                                                        4
2.15(a) Declaration of Vacancy                                        4
2.15(b) Filling Vacancies by Directors                                4
2.15(c) Filling Vacancies by Shareholders                             4
2.16 Compensation                                                     4
2.17 Indemnification of Directors and Officers                        4
2.18 Insuring Directors, Officers, and Employees                      5

3.00 SHAREHOLDERS`  MEETINGS
3.01 Action Without Meeting                                           5
3.02 Telephone Meetings                                               5
3.03 Place of Meetings                                                5
3.04 Notice of Meetings                                               5
3.04 Voting List                                                      5
3.05 Votes per Share                                                  6
3.07 Cumulative Voting                                                6
3.08 Proxies                                                          6
3.09 Quorum                                                           6
3.09(a)Quorum of Shareholders                                         6
3.09(b) Adjourn for Lack or Loss of Quorum                            6
3.10 Voting by Voice or Ballot                                        6
Article                                                            Page

3.11 Conduct of Meetings                                              6
3.12 Annual Meetings                                                  7
3.13 Failure to Hold Annual Meeting                                   7
3.14 Special Meetings                                                 7

4.00 OFFICERS
4.01Title and Appointment                                             7
4.01(a) Chairman                                                      7
4.01(b) President                                                     7
4.01(c) Vice President
4.01(d) Secretary                                                     8
4.01(e) Treasurer                                                     8
4.01(f)   Assistant Secretary or
               Assistant Treasurer                                    8
4.02 Removal and Resignation                                          8
4.03 Vacancies                                                        9
4.04 Compensation                                                     9

5.00 AUTHORITY TO EXECUTE INSTRUMENTS
5.01 No Authority Absent Specific Authorization                       9
5.02 Execution of Certain Instruments                                 9

6.00 ISSUANCE AND TRANSFER OF SHARES
6.01 Classes and Series of Shares                                     9
6.02 Certificates for Fully Paid Shares                               9
6.03 Consideration for Shares                                        10
6.04 Replacement of Certificates                                     10
6.05 Signing Certificates Facsimile Signatures                       10
6.06 Transfer Agents and Registrars                                  10
6.07 Conditions of Transfer                                          10
6.08 Reasonable Doubts as to Right to Transfer                       10

7.00 CORPORATE RECORDS AND ADMINISTRATION
7.01 Minutes of Corporate Meetings                                   11
7.02 Share Register                                                  11
7.03 Corporate Seal                                                  11
7.04 Books of Account                                                11
7.05 Inspection of Corporate Records                                 11
7.06 Fiscal Year                                                     11
7.07 Waiver of Notice                                                12

8.00 ADOPTION OF INITIAL BYLAWS                                      12

ARTICLE ONE CORPORATE CHARTER AND BYLAWS

1.01 CORPORATE CHARTER PROVISIONS
The Corporations Charter authorizes one hundred ten million (110,000,000) shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02 REGISTERED AGENT AND OFFICE REQUIREMENT OF FILING CHANGES WITH SECRETARY OF STATE

The name of the Registered Agent of the Corporation at such address, as set forth in its Articles of Incorporation, is: The Nevada Agency and Trust company The Registered Agent or Office may be changed by filing a Statement of Change of Registered Agent or Office or both with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change. Arrangements for each change in Registered Agent or Office shall ensure that the Corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and Ill informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

1.03 INITIAL BUSINESS OFFICE
The address of the initial principal business office of the Corporation is hereby established as: 1859 Spyglass place suite 110 Vancouver BC
The Corporation may have additional business offices within the State of Nevada and where it may be duly qualified to do business outside of Nevada, as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.04 AMENDMENT OF BYLAWS
The Shareholders or Board of Directors, subject to any limits imposed by the Shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified. Notice of Bylaws changes shall be given in or before notice given of the first Shareholders' meeting following their adoption.

ARTICLE TWO DIRECTORS AND DIRECTORS' MEETINGS

2.01 ACTION BY CONSENT OF BOARD WITHOUT MEETING
Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.


2.02 TELEPHONE MEETINGS
Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03 PLACE OF MEETINGS
Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

2.04 REGULAR MEETINGS
Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual Shareholders' meeting, and at such other regularly repeating times as the Directors may determine.

2.05 CALL OF SPECIAL MEETING
Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting. Notice of meetings need not indicate an agenda. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.
Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.
Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06 QUORUM
The presence throughout any Directors' meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07 ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS
A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08 CONDUCT OF MEETINGS
At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the President's absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors' meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.

2.09 POWERS OF THE BOARD OF DIRECTORS
The business and affairs of the Corporation and all corporate power shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable Shareholders' agreement, and these Bylaws.

2.10 BOARD COMMITTEES AUTHORITY TO APPOINT
The Board of Directors may designate an executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized. The Board shall have the powers at any time to change the powers and membership of, fill vacancies in, and dissolve any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

2.11 TRANSACTIONS WITH INTERESTED DIRECTORS
Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors' participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12 NUMBER OF DIRECTORS
The  number of Directors of this Corporation shall be no more than  fifteen
(15) or less than one (1). No Director need be a resident of Nevada or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure, which any incumbent Director would otherwise enjoy.

2.13 TERM OF OFFICE
Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

2.14 REMOVAL OF DIRECTORS
The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15 VACANCIES
Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders' meeting at which any Director is to be elected.

2.15(a)   DECLARATION OF VACANCY
A majority of the Board of Directors may declare vacant the office of a Director if the Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.

2.15(b)   FILLING VACANCIES BY DIRECTORS
Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders' meeting.

2.15(c)   FILLING VACANCIES BY SHAREHOLDERS
Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

2.16 COMPENSATION
Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

2.17 INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

2.18 INSURING DIRECTORS, OFFICERS, AND EMPLOYEES
The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the poIr to indemnify that person against liability for any of those acts.

ARTICLE THREE SHAREHOLDERS' MEETINGS

3.01 ACTION WITHOUT MEETING
Any action that may be taken at a meeting of the Shareholders under any provision of the Colorado Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by all persons who would be entitled to vote on that action at a Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02 TELEPHONE MEETINGS

Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.03 PLACE OF MEETINGS
Shareholders' meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Colorado as may be designated by the Board of Directors or the Shareholders.

3.04 NOTICE OF MEETINGS
The President, the Secretary, or the officer or persons calling a Shareholders' Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice. Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

3.05 VOTING LIST
At least ten (10), but not more than sixty (60), days before each Shareholders' meeting, the officer or agent having charge of the
Corporation's share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten (10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06 VOTES PER SHARE
Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

3.07 CUMULATIVE VOTING
Cumulative voting is expressly forbidden

3.08 PROXIES
A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution,

3.09 QUORUM
3.09(a)   QUORUM OF SHAREHOLDERS
As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

3.09(b)   ADJOURNMENT FOR LACK OR LOSS OF QUORUM
No business may be transacted in the absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum; other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10 VOTING BY VOICE OR BALLOT
Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.

3.11 CONDUCT OF MEETINGS
Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12 ANNUAL MEETINGS
The time, place, and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

3.13 FAILURE TO HOLD ANNUAL MEETING
If, within any 13-month period, an annual Shareholders' Meeting is not held, any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14 SPECIAL MEETINGS
A special Shareholders' meeting may be called at any time by. (a) the President; (b) the Board of Directors; or (c) one or
more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section 3.04 of these Bylaws. The notice of a special Shareholders' meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.

ARTICLE FOUR OFFICERS

4.01 TITLE AND APPOINTMENT
The officers of the Corporation shall be a President and a Secretary, as required by law. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. One person may hold any two or more offices, including President and Secretary. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

4.01(a)   CHAIRMAN OF THE BOARD
The Chairman, if there shall be such an officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

4.01(b)   PRESIDENT
Subject to such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

4.01(c)   VICE PRESIDENT
Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

4.01(d)   SECRETARY
The Secretary shall:
A. See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary. or the Secretary's refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the Chairman, the President, any Vice President, or by the Board of Directors.
B. Keep the minutes of corporate meetings, and the Corporate Record Book, as set out in Section 7.01 hereof.
C. Maintain, in the Corporate Record Book, a record of all share certificates issued or canceled and all shares of the Corporation canceled or transferred.
D. Be custodian of the Corporation's records and of any seal, which the Corporation may from time to time adopt. when the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.
E. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(e)   TREASURER
The Treasurer shall:
F. Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other depositories that shall be selected by the Board of Directors.
G. Receive, and give receipt for, monies due and payable to the Corporation.
H. Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.
I. If required by the Board of Directors or the President, give to the Corporation a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or control, in case of the Treasurer's death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.
J. In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and 7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(f)   ASSISTANT SECRETARY AND ASSISTANT TREASURER
The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02 REMOVAL AND RESIGNATION
Any officer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03 VACANCIES
Upon the occasion of any vacancy occurring in any office of the Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

4.04 COMPENSATION
The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

ARTICLE FIVE - AUTHORITY TO EXECUTE INSTRUMENTS

5.01 NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION
These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it peculiarly liable for any purpose or in any amount.

5.02 EXECUTION OF CERTAIN INSTRUMENTS
Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

ARTICLE SIX - ISSUANCE AND TRANSFER OF SHARES

6.01 CLASSES AND SERIES OF SHARES
The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.


6.02 CERTIFICATES FOR FULLY PAID SHARES
Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received when the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03 CONSIDERATION FOR SHARES
Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute payment nor partial payment for shares of the Corporation.

6.04 REPLACEMENT OF CERTIFICATES
No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05 SIGNING CERTIFICATES-FACSIMILE SIGNATURES
All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she Ire such officer on the date of its issuance.

6.06 TRANSFER AGENTS AND REGISTRARS
The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

6.07 CONDITIONS OF TRANSFER
The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.


6.08 REASONABLE DOUBTS AS TO RIGHT TO TRANSFER
When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate there for, may require from the person seeking the transfer reasonable proof of that person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.



ARTICLE SEVEN - CORPORATE RECORDS AND ADMINISTRATION

7.01 MINUTES OF CORPORATE MEETINGS
The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.

7.02 SHARE REGISTER
The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

7.03 CORPORATE SEAL
The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.


7.04 BOOKS OF ACCOUNT
The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporation's business or businesses. subject to the foregoing, The chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code
Section 1244 or Subchapter S, the officers and agents maintaining the books of account shall maintain the appropriate requirements.

7.05 INSPECTION OF CORPORATE RECORDS
A Director or Shareholder demanding to examine the Corporation's books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.





7.06 FISCAL YEAR
The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporation's tax advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.

7.07 WAIVER OF NOTICE
Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.




ARTICLE EIGHT - ADOPTION OF INITIAL BYLAWS
The Board of Directors adopted the foregoing bylaws on February 6, 2002

/s/: Robert Gorden Smith
Director, President



Attested to, and certified by:  /S/: Richard Harris, Secretary





                          EXHIBIT 3.1




July 23, 2002

Trafalgar Ventures Inc.
1859 Spyglass Place Suite
Vancouver, British Columbia
Attention: Robert Gorden Smith, President

Re:  Trafalgar Ventures Inc.'s Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as Independent counsel for Trafalgar Ventures Inc., a Nevada corporation (the "Company"), in connection with the Company's registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and
(e) such statutes, records and other documents as I have deemed relevant.
In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to myself as originals, and conformity with the originals of all documents submitted to myself as copies thereof.
In addition, I have made such other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and nonassessable. This opinion is based on Nevada general corporate law.


Very truly yours,
/S/ : " Arthur J .Frost  "
Arthur J Frost, Attorney at Law






Trafalgar Ventures Inc.
July 23, 2002
Page 2


I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to myself under the caption "Interests of Named Experts and Counsel" in the company's Registration Statement.

Very truly yours,
/S/: " Arthur J. Frost "
Arthur J. Frost, Attorney at Law

































                             EXHIBIT 4.0






                             OPTION AGREEMENT


THIS AGREEMENT is dated for reference the 24th day of June, 2002.


BETWEEN:

               TERRY LONEY
               An Ontario resident with an address at
               326 Penman Avenue
               Garson, Ontario  P3L 1S5


               (the "Optionor")
                                                          OF THE FIRST PART

AND:
               TRAFALGAR VENTURES, INC.
               a Nevada corporation with its registered address at Suite 880, 50 West Liberty Drive
               Reno, Nevada  89501

               ("Trafalgar")
                                                             OF SECOND PART


WHEREAS:

A. The Optionor is the owner of an undivided 100% right, title and interest in and to mineral claims described in this Agreement;

B. Trafalgar wishes to acquire the option to acquire a 90% interest in the Optionor's property on the terms and subject to the conditions contained in this Agreement;


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   DEFINITIONS

1.1 In this Agreement, the following terms will have the meaning set forth below:

     (A) "Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

     (B)  "Property" means and includes:

          (i) the mining claims in the Sudbury Mining District, Ontario, Canada listed in Schedule A to this Agreement; and

          (ii) all rights and appurtenances pertaining to the mining claims listed in Schedule A, including all water and water rights, rights of way, and easements, both recorded and unrecorded, to which the Optionor is entitled;

     (C) "Property Expenditures" means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

          (i) the cost of entering upon, surveying, prospecting and drilling on the Property;

          (ii) the cost of any geophysical, geochemical and geological reports or surveys relating to the Property;

          (iii)all filing and other fees and charges necessary or advisable to keep the Property in good standing with any regulatory authorities having jurisdiction;

          (iv) all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against any of the parties hereto) and any assessments whatsoever whether the same constitute charges on the Property or arise as a result of the operation thereon;

          (v) the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

          (vi) the cost of construction and maintenance of camps required for Exploration and Development;

          (vii) the cost of transporting persons, supplies, machinery and equipment in connection with Exploration and Development;

          (viii) all wages and salaries of persons engaged in Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

          (ix) all costs of consulting and other engineering services including report preparation;

          (x) the cost of compliance with all statutes, orders and regulations respecting environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

          (xi) all costs of searching for, digging, working, sampling, transporting, mining and procuring diamonds, other minerals, ores, and metals from and out of the Property;

2.   OPTION

2.1 The Optionor hereby grants to Trafalgar the exclusive right and option to acquire an undivided 90% right, title and interest in and to the Property (the "Option") for total consideration consisting of a 1% Net
Smelter Return attached as schedule "C" hereto, cash payments to the Optionor totalling $7,500 US and the incurrence of Property Expenditures totalling $227,000 US to be made as follows:

     (A) upon execution of this Agreement, the payment to the Optionor of the sum of $7,500 US;

     (B) by June 1, 2003, the incurrence of Property Expenditures in the amount of $25,000 US;

     (C) by June 1, 2004, the incurrence of Property Expenditures in the further amount of $202,000 US for total aggregate Property
       Expenditures of $227,000 by June 1, 2004, provided that any Property Expenditures incurred prior to June 1, 2003 which are in excess of $25,000 will be applied to the further required amount of $202,000.

2.2 Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, Trafalgar shall have acquired an undivided 90% right, title and interest in and to the Property.

2.3 This Agreement is an option only and the doing of any act or the making of any payment by Trafalgar shall not obligate Trafalgar to do any further acts or make any further payments.

3.   TRANSFER OF TITLE

3.1 Upon execution of this Agreement, Trafalgar shall be entitled to record this Agreement against title to the Property.

3.2 Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, the Optionor shall deliver to Trafalgar a duly executed bill of sale or quit claim deed and such other executed documents of transfer as required, in the opinion of Trafalgar's lawyers, for the transfer of an undivided 90% interest in the Property to Trafalgar.

4.   JOINT VENTURE

4.1 Upon Trafalgar acquiring an interest in the Property pursuant to paragraph 2.1, the Optionor and Trafalgar agree to join and participate in a single purpose joint venture ( the "Joint Venture") for the purpose of further exploring and developing and, if economically and politically feasible, constructing and operating a mine on the Property. The Joint Venture shall be governed by an agreement which shall be in the form of joint venture agreement attached as Schedule B hereto.

5.
     RIGHT OF ENTRY

5.1 During the currency of this Agreement, Trafalgar, its servants, agents and workmen and any persons duly authorised by Trafalgar, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as Trafalgar in its sole discretion may deem advisable for the purpose of incurring Property Expenditures as contemplated by Section 2, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.

6.   COVENANTS OF TRAFALGAR

6.1  Trafalgar covenants and agrees that:

     (A) during the term of this Agreement, Trafalgar shall keep the Property clear of all liens, encumbrances and other charges and shall keep the Optionor indemnified in respect thereof;

     (B) Trafalgar shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

     (C) during the term of the option herein, Trafalgar shall pay or cause to be paid any rates, taxes, duties, royalties, workers' compensation or other assessments or fees levied with respect to its operations thereon and in particular Trafalgar shall pay the yearly claim maintenance payments necessary to maintain the claims in good standing;

     (D) Trafalgar shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the Optionor;

     (E) Trafalgar shall allow any duly authorised agent or representative of the Optionor to inspect the Property at reasonable times and intervals and upon reasonable notice given to Trafalgar, provided however, that it is agreed and understood that any such agent or representative shall be at his own risk in respect of, and Trafalgar shall not be liable for, any injury incurred while on the Property, howsoever caused;

     (F) Trafalgar shall allow the Optionor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by Trafalgar in connection with its operations on the Property;

     (G) Trafalgar shall indemnify and save the Optionor harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of Trafalgar on the Property, including any liability of an environmental nature.

7.   REPRESENTATIONS AND WARRANTIES

7.1  The Optionor hereby represents and warrants that:

     (A) the Property is in good standing with all regulatory authorities having jurisdictions and all required claim maintenance payments have been made;

     (B) it has not done anything whereby the mineral claims comprising the Property may be in any way encumbered;

     (C) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

     (D) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

7.2  Trafalgar hereby represents and warrants that:

     (A) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

     (B) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

8.   ASSIGNMENT

8.1 With the consent of the other party, which consent shall not be unreasonably withheld, Trafalgar and the Optionor has the right to assign all or any part of its interest in this Agreement and or in the Property, subject to the terms and conditions of this Agreement. It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable.

9.   CONFIDENTIALITY OF INFORMATION

9.1 Each of Trafalgar and the Optionor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

10.  TERMINATION

10.1 Until such time as Trafalgar has acquired an undivided 90% interest in the Property pursuant to Section 2, this Agreement shall terminate upon any of the following events:

     (A) upon the failure of Trafalgar to make a payment or incur Property Expenditures required by and within the time limits prescribed by Paragraph 2.1;

     (B) in the event that Trafalgar, not being at the time in default under any provision of this Agreement, gives 30 day's written notice to the Optionor of the termination of this Agreement;

     (C) in the event that Trafalgar shall fail to comply with any of its obligations hereunder, other than the obligations contained in Paragraph 2.1, and subject to Paragraph 11.1, and within 30 days of receipt by Trafalgar of written notice from the Optionor of such default, Trafalgar has not:

          (i) cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

          (ii) given the Optionor notice that it denies that such default has occurred.

     (D)  delivery of notice of termination by Trafalgar pursuant to Paragraph
          2.1 in the event the Geological Report is not acceptable;

     (E) the inability of Trafalgar to complete the private placement referred to in Paragraph 2.1(c).

In the event that Trafalgar gives notice that it denies that a default has occurred, Trafalgar shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

10.2 Upon  termination of  this Agreement under Paragraph 10.1,   Trafalgar
     shall:

     (A) transfer any interest in title to the Property, in good standing to the Optionor free and clear of all liens, charges, and encumbrances;

     (B) turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of Trafalgar or, to the extent within Trafalgar's control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

     (C) ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

10.3 Upon the termination of this Agreement under Paragraph 10.1, Trafalgar shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, including those obligations in Paragraph 10.2.

10.4 Upon termination of this Agreement, Trafalgar shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

11.  FORCE  MAJEURE

11.1 The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

12.  REGULATORY APPROVAL

12.1 If this Agreement is subject to the prior approval of any securities regulatory bodies, then the parties shall use their best efforts to obtain such regulatory approvals.

13.  NOTICES

13.1 Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

     In the case of the Optionor:       Terry Loney
                                   326 Penman Avenue
                                   Garson, Ontario
                                   Canada  P3L 1S5

                                   Telecopier: (705) 693-7705

     In the case of Trafalgar :    Trafalgar Ventures, Inc.
                                   #110-1859 Spyglass Place
                                   Vancouver, BC
                                   Canada  V5Z 4K6

Telecopier: (604) 648-9262


and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof PROVIDED HOWEVER that during the period of any postal interruption in Canada any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purposes of this Paragraph 13.1.

14.  GENERAL TERMS AND CONDITIONS

14.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

14.2 This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

14.3 Time shall be of the essence of this Agreement.

14.4 The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

14.5 Unless otherwise noted, all currency references contained in this Agreement shall be deemed to be references to United States funds.

14.6 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.7 The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

14.8 Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.


           [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

14.9 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein.

14.10 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


Terry Loney

/S/: Terry  Loney
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory



TRAFALGAR VENTURES, INC.
by its authorised signatory:

/S/: Robert Gorden Smith
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

/S/: President
Position of Authorised Signatory




                               SCHEDULE "A"






PROPERTY DESCRIPTION

                         NAD83;  NTS 41 1/10
               Latitude 46 40' North, Longitude 80 42' West
                          SUDBURY MINING DISTRICT
                                  ONTARIO
                                  CANADA

List of Claims




   CLAIM NUMBERS         TOWNSHIP/AREA       CURRENT EXPIRY DATE

     1247397 and           MACLENNAN            JUNE 1, 2003
      1247398




















                         SCHEDULE "B"


                    JOINT VENTURE AGREEMENT







































                               SCHEDULE "C"



                            NET SMELTER RETURNS



For the purposes of this agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to Trafalgar from the sale by Trafalgar of minerals mined and removed from the Property, after deduction of the following:

     (a) smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser; provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by Trafalgar, beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

     (b) costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

     (c) ad valorem taxes and taxes based upon production, but not income taxes.

In the event Trafalgar commingles minerals from the Property with minerals from other properties, Trafalgar shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.












                        EXHIBIT 4.1






              EXPLORATION JOINT VENTURE AGREEMENT


THIS AGREEMENT made as of the ** day of **, 20**.


BETWEEN:

               Terry Loney
                                an Ontario resident with an address at
               326 Penman Avenue
               Garson, Ontario  P3L 1S5

               (the "Optionor")
                                                          OF THE FIRST PART

AND:
               TRAFALGAR VENTURES, INC.
               a Nevada corporation with its registered address at Suite 880, 50 West Liberty Drive,
               Reno, Nevada  89501

               ("Trafalgar")
                                                         OF THE SECOND PART




WHEREAS:

A. Trafalgar owns a 90% and the Terry Loney owns a 10% undivided right, title and interest in and to the Property;

B. The parties wish to create a joint venture to carry out the continued exploration of the Property on the terms and subject to the conditions hereinafter set forth;

C. The parties have agreed that, if following the completion of such exploration a Feasibility Report is prepared which recommends placing the Property into commercial production, they will negotiate and settle a further joint venture agreement for the development and placing of the Property into commercial production;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

1.        DEFINITIONS

1.1 In this Agreement, including the Recitals and Schedules hereto the following words and expressions shall have the following meanings:

     (a) "Affiliate" shall have the same meaning as under the Company Act (British Columbia) as at the date hereof;

     (b) "Agreement" means this Joint Venture Agreement as amended from time to time;

     (c) "Costs" means all items of outlay and expense whatsoever, both direct and indirect incurred by or on behalf of the parties, in connection with the Property, the exploration and development thereof and expenses in respect of the Feasibility Report;

     (d) "Feasibility Report" means a detailed written report of the results of a comprehensive study on the economic feasibility of placing the Property or a portion thereof into commercial production and shall include a reasonable assessment of the mineral ore reserves and their amenability to metallurgical treatment, a description of the work, equipment and supplies required to bring the Property or a portion thereof into commercial production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by an explanation of the data used therein;

     (e) "Interest" means the undivided beneficial percentage interest from time to time of a party in the Joint Venture, the Property, and Mineral Products, as set out hereunder;

     (f) "Joint Venture" means the joint venture created pursuant to this Agreement;

     (g) "Management Committee" means the committee of representatives of the parties to this Agreement constituted in accordance with the provisions of article 5 to manage or supervise the management of the business and affairs of the Joint Venture;

     (h) "Mineral Products" means the end products derived from operating the Property as a mine;

     (i) "Net Profits" shall mean net profits calculated in accordance with Schedule "B" hereto;
     (j)  "Operator" means the operator appointed pursuant to article 6;

     (k) "Other Tenements" means all surface rights of and to any lands within or outside the Property including surface held in fee or under lease, licence, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof or substitutions therefor) acquired by or on behalf of the parties with respect to the Property;

     (l) "Program" means a plan, including budgets, for the Project or any part thereof as approved by the Management Committee pursuant to this Agreement;

     (m) "Project" means the exploration and development of the Property and preparation and delivery of a Feasibility Report;

     (n) "Property" means those certain mining claims and related rights and interests set out and more particularly described in Schedule "A" hereto and Other Tenements and shall include any renewal thereof and any form of substitute or successor title thereto; and

     (o) "Royalty" shall mean a royalty on the Net Profits calculated and paid in accordance with Schedule "B" hereto.

2.        REPRESENTATIONS AND WARRANTIES

2.1       Trafalgar represents to Terry Loney that:

     (a) it is the legal and beneficial owner of a 90% Interest free and clear of all liens, charges and encumbrances; and

     (b) save and except as set out herein, there is no adverse claim or challenge against or to the ownership of or title to Trafalgar's Interest or any portion thereof, nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase Trafalgar's Interest or any portion thereof.

2.2       Terry Loney represents to Trafalgar that:

     (a) it is the legal and beneficial owner of a 10% Interest free and clear of all liens, charges and encumbrances; and

     (b) save and except as set out herein, there is no adverse claim or challenge against or to the ownership of or title to Terry Loney's Interest or any portion thereof, nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase Terry Loney's Interest or any portion thereof.

2.3       Each of the parties represents to the other that:

     (a)  it   is  a  company  duly  incorporated,  organized  and  validly subsisting under the laws of its incorporating jurisdiction;

     (b) it has full power and authority to carry on its business and enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations hereunder;

     (c)  it  has  duly  obtained  all  corporate  authorizations  for  the execution,  delivery and performance of this  Agreement  and  the consummation  of  the transactions herein contemplated,  and  the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.

2.4 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transactions contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement and each party shall be entitled, in addition to any other remedy to which it may be entitled, to set off any such loss, damage or costs suffered by it as a result of any such breach against any payment required to be made by it to the other party hereunder.

3.        PURPOSE AND CREATION OF THE JOINT VENTURE

3.1 The parties agree each with the other to use their best efforts to explore and develop the Property with the goal of eventually putting the Property into commercial production should a Feasibility Report recommending commercial production be obtained and a decision to commence commercial production be made, which Feasibility Report and decision have not, at the date of this Agreement, been obtained or made and for this purpose hereby agree to associate and participate in a single purpose joint venture to carry out all such acts which are necessary or appropriate, directly or indirectly, to carry out the Project.

3.2 The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute a party the partner, agent or legal representative of any other party or create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for or to assume any obligations or responsibility on behalf of any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

3.3 The rights and obligations of each party shall be in every case several and not joint or joint and several.

3.4 Beneficial ownership of the Property shall remain in each party in proportion to its respective Interest and any legal title to the
Property held by any party shall be subject to this Agreement. All property held, acquired or contributed by or on behalf of the parties under or pursuant to this Agreement shall be beneficially owned by the parties as tenants in common in proportion to their respective Interests.

3.5 Each party shall make available its Interest exclusively for the purposes of the Project and, in particular, each party agrees to grant a mortgage, charge, lien or other encumbrance on, or any security interest in, its Interest to and in favour of any lender to facilitate financing of the Project or any portion thereof.

3.6 The rights and obligations of the parties created under this Agreement shall be strictly limited to the Project and shall not be extended by implication or otherwise, except with the unanimous written consent of the parties.

3.7 Except as may be otherwise expressly provided in this Agreement, nothing herein shall restrict in any way the freedom of any party, except with respect to its Interest, to conduct as it sees fit any business or activity whatsoever, including the development or application of any process, and the exploration for, development, mining, extraction, production, handling, processing or any treatment, transportation or marketing of any ore, mineral or other product for any other purpose, without any accountability to any other party.

3.8 Each party shall do all things and execute all documents necessary in order to maintain the Property and the Project in good standing provided that all Costs need only be met by each party in proportion to its Interest.

3.9 Except as may be otherwise expressly specified in this Agreement, each party, in proportion to its Interest, shall indemnify and hold harmless each other party and each director, officer, employee, agent and representative of each other party, from and against any claim of or liability to any third person asserted on the ground that action taken under this Agreement has resulted in or will result in any loss or damage to such third person to the extent, but only to the extent,that such claim or liability is paid by such other party in the amount in excess of that amount payable by reason of such other party's Interest, but the foregoing shall not prejudice any claim of any party against the Operator.

3.10      Each party covenants and agrees with the other:

     (a) to perform or cause to be performed its obligations and commitments under this Agreement and, without limiting the generality of the foregoing, to pay Costs in proportion to its Interest except as may be otherwise provided in article 4 hereof;

     (b) not to engage either alone or in association with others in any activity in respect of the Property or the Project except as provided or authorized by this Agreement.

4.        DILUTION

4.1 Upon formation of the Joint Venture, Trafalgar shall be deemed to have incurred Costs of $227,000 and Terry Loney to have incurred Costs of $22,700.

4.2 The respective Interests of the parties shall be subject to variation from time to time in the event:

     (a)  of failure by a party to pay its proportionate share of Costs;

     (b) subject to section 8.6 hereof, of the election by a party not to participate in a Program; or

     (c) subject to section 8.6 hereof, of the election by a party to pay less than its proportionate share of Costs in respect of a Program adopted by the Management Committee.

4.3        Upon  the happening of any of the events set forth in subsection
4.2 hereof, each party's Interest shall be varied to equal the product obtained by multiplying 100% by a fraction of which the numerator shall be the amount of Costs paid by such party and of which the denominator shall be the total amount of Costs paid by all parties. For the purposes of this section, the amount of Costs paid by a party shall include the amount of Costs deemed to have been paid by that party as set forth in section 4.1.

4.4 In the event that a party's Interest is reduced to 5% or less by the operation of section 4.3 hereof, such party shall forfeit its Interest to the other party and shall receive as consideration therefor a Royalty equal to 2% of Net Profits payable within 60 days after the end of each calendar quarter. If, as a result of such forfeiture, one party has an Interest equal to 100% the Joint Venture shall terminate.

5.        MANAGEMENT COMMITTEE

5.1 A Management Committee, consisting of one representative of each party, and one or more alternate representatives, shall be constituted and appointed forthwith after the formation of the Joint Venture. The Management Committee shall manage, or supervise the management of, the business and affairs of the Joint Venture and shall exercise all such powers and do all such acts as the Joint Venture may exercise and do. The Management Committee shall meet within 15 days of its constitution and may otherwise meet at such places as it thinks fit for the dispatch of business, adjourn and otherwise regulate its meetings and proceedings as the members thereof deem fit. The Chairman of all meetings shall be a representative of the Operator. Matters decided at any meeting of the Management Committee shall be decided by a simple majority of votes with each party's representatives being entitled to cast that number of votes which is equal to that party's Interest, and, in the case of an equality of votes, the dispute shall be referred to arbitration pursuant to article 20. Unless agreed to in writing by the parties hereto, all meetings of the Management Committee shall be held in Vancouver, British Columbia. Any meetings may, if both parties so consent, be held by conference telephone.

5.2 A quorum for any meeting of the Management Committee shall consist of a representative or representatives of a party or parties whose Interests aggregate equal to or in excess of 95%. No business other than the election of a chairman, if any, and the adjournment or termination of the meeting shall be dealt with if a quorum is not present at the commencement of the meeting but the quorum need not be present throughout the meeting. A meeting at which a quorum is not present shall be adjourned to the same time and place one week later at which adjourned meeting a quorum shall be one representative of a party.

5.3 A meeting of the Management Committee at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretion bestowed upon the Management Committee in this Agreement.

5.4 No questions submitted to the Management Committee need be seconded and the chairman, if any, of the meeting shall be entitled to submit the questions.

5.5 The decision on any matter evidenced by the consent in writing of the representatives of all parties shall be as valid as if it had been decided at a duly called and held meeting of the Management Committee. Each written consent may be signed in counterparts each consented to in writing by one or more representatives which together shall be deemed to constitute one consent.

5.6 At the time of any decision by the Management Committee to adopt a Program, the parties shall, subject to the provisions of article 8 hereof, pay their proportionate share of the estimated Costs of such Program by depositing the same into the interest bearing bank account opened and maintained pursuant to section 5.7 hereof.

5.7 The Operator shall open and maintain an interest bearing bank account with a Canadian Chartered bank in the name of the Joint Venture and shall use the funds on deposit therein for the purposes of the Joint Venture. The Operator shall appoint signing officers on the said account as shall be required and shall advise the parties of the particulars of the said account.

5.8 Each of the parties hereby agree that any interest earned on any sums deposited in the bank account opened and maintained pursuant to section  5.7  hereof  shall  be shared in proportion  to  their  respective
Interests.

5.9 If the Operator fails to do so, any party (the "Paying Party") may pay any reasonable Costs due to maintain the Property in good standing and the other party shall, in proportion to its Interest and within 15 days of being given notice of such payment, reimburse the Paying Party for such payment, failing such reimbursement the party not paying shall forfeit its Interest to the Paying Party and this Agreement shall terminate.

5.10 At any time during the currency of this Agreement the Management Committee may cause a Feasibility Report to be prepared by a substantial and well recognized Canadian engineering firm in such form as the Management Committee may require. The Management Committee shall, forthwith upon receipt of a Feasibility Report, provide each of the parties with a copy thereof. Upon request of any party and at reasonable intervals and times the parties shall meet in order to discuss the Feasibility Report.

6.        OPERATOR

6.1 The initial Operator shall be Terry Loney, which shall continue as operator until changed pursuant to section 8.2 or by a decision of the Management Committee with parties representing Interests of 75% or more voting in favour. If the Operator has failed to perform in a manner that is consistent with good mineral exploration and development practice or is in default of its duties and responsibilities under this Agreement, and the Management Committee or the other party has given to the Operator written notice setting forth particulars of the Operator's default and the Operator has not within 30 days of such notice commenced to remedy the default and thereafter to proceed continuously and diligently to complete all required remedial action the other party shall become the Operator.

6.2 The Operator may at any time on 60 days' notice to the Management Committee resign as Operator, in which event the Management Committee shall select another party or person to be Operator upon the 30th day after receipt of the Operator's notice of resignation or such sooner date as the Management Committee may establish and give notice of to the resigning
Operator. The resigning Operator shall thereupon be released and discharged from all its duties and obligations as Operator on the earlier of those dates save only as to those duties and obligations that it theretofore should have performed.

6.3 Upon the Operator making a voluntary or involuntary assignment into bankruptcy or taking advantage of any legislation for the winding-up or liquidation of the affairs of insolvent or bankrupt companies the Operator shall automatically cease to be the Operator and the other party or its nominee appointed as Operator.

6.4 The new Operator shall assume all of the rights, duties, obligations and status of the Operator as provided in this Agreement, other than the previous Operator's Interest, if any, without obligation to retain or hire any of the employees of the former Operator or to indemnify the former Operator for any costs or expenses which the previous Operator will incur as a result of the termination of employment of any of its employees resulting from this change of Operator, and shall continue to act as Operator until its replacement or resignation.

6.5 The Operator shall be paid by the Joint Venture, as compensation for general overhead expenses which the Operator may incur, an amount equal to 10% of all Costs in each year but only 5% of Costs paid by the Operator under any contract involving payments by it in excess of $100,000 in one year.

7.        POWERS, DUTIES AND OBLIGATIONS OF OPERATOR

7.1 Subject to the control and direction of the Management Committee, the Operator shall have full right, power and authority to do everything necessary or desirable to carry out a Program and the Project and to determine the manner of exploration and development of the Property and, without limiting the generality of the foregoing, the right, power and authority to:

     (a) regulate access to the Property subject only to the right of representatives of the parties to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

     (b) employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator shall not enter into contractual relationships with a party except on terms which are commercially competitive;

     (c) execute all documents, deeds and instruments, do or cause to be done all such acts and things and give all such assurances as may be necessary to maintain good and valid title to the Property and each party hereby irrevocably constitutes the Operator its true and lawful attorney to give effect to the foregoing and hereby agrees to indemnify and save the Operator harmless from any and all costs, loss or damage sustained or incurred without gross negligence or bad faith by the Operator directly or indirectly as a result of its exercise of its powers pursuant to this subsection;

     (d) conduct such title examination and cure such title defects as may be advisable in the reasonable judgment of the Operator.

7.2 The Operator shall have the following duties and obligations during the term hereof:

     (a) to diligently manage, direct and control all exploration and development operations in and under the Property in a prudent and workmanlike manner and in compliance with all applicable laws, rules, orders and regulations;

     (b) to prepare and deliver to each of the parties during the periods of active field work, quarterly progress reports of the work in progress, on or before the day which is 45 days following each calendar quarter with respect to work done in such quarter and on or before March 31st of every year comprehensive annual reports covering the activities hereunder and the results obtained during the 12 month period ending on December 31 immediately preceding;

     (c) to prepare and deliver to each of the parties copies of all assays, maps and drill logs immediately upon their preparation or receipt;

     (d) subject to the terms and conditions of this Agreement, to keep the Property in good standing, free and clear of all liens, charges and encumbrances of every character arising from operations (except for those which are in effect on the date of this Agreement or are created pursuant to this Agreement, liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Operator) and to proceed with all diligence to contest or discharge any lien that is filed by reason of the Operator's failure to perform its obligations hereunder;

     (e) to maintain true and correct books, accounts and records of operations hereunder separate and apart from any other books, accounts and records maintained by the Operator;

     (f) to permit one representative of the parties, appointed in writing, at all reasonable times and at their expense to inspect, audit and copy the Operator's accounts and records relating to the Project for any fiscal year of the Operator within nine months following the end of such fiscal year;

     (g) to obtain and maintain and cause any contractor engaged hereunder to obtain and maintain during any period in which active work is carried out hereunder such insurance coverage as the Management Committee deems advisable;

     (h) to permit the parties or their representatives, appointed in writing, at all reasonable times, at their own expense and risk, reasonable access to the Property and all data derived from carrying out a Program;

     (i) to open and maintain on behalf of the Joint Venture such bank account or bank accounts as the Management Committee may direct with a Canadian chartered bank;

     (j) to prosecute and defend, but not to initiate without the consent of the Management Committee, all litigation or administrative proceedings arising out of the Property, or Project;

     (k) to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken by or on behalf of the Joint Venture hereunder in the Operator's name and to promptly pay all expenditures incurred in connection therewith when due; and

     (l) to maintain in good standing those mineral claims comprised in the Property by the doing and filing of all assessment work or the making of payments in lieu thereof and by the payment of all taxes and other like charges and payments.

7.3 Subject to any specific provisions of this Agreement, the Operator, in carrying out its duties and obligations hereunder, shall at all times be subject to the direction and control of the Management Committee and shall perform its duties hereunder in accordance with the instructions and directions as from time to time communicated to it by the Management Committee and shall make all reports to the Management Committee except where otherwise specifically provided herein.

7.4 The Operator shall commence and diligently complete the Project and without limiting the generality of the foregoing, may retain an independent consulting geologist acceptable to all parties to prepare a report in respect of the Project, the results thereof, the conclusions derived therefrom and the recommendation as to whether or not further work should be conducted on the Property.

8.        PROGRAMS

8.1 Costs shall only be incurred under and pursuant to Programs prepared by the Operator, approved by the Management Committee and delivered to the parties as provided in this article. Any Feasibility Report shall be prepared pursuant to a separate Program.

8.2 The Operator shall prepare and submit to the parties a Program within 180 days of the completion of the previous Program. If the Operator does not prepare a Program within the time limited, then the other party shall have the right to prepare a Program for submission to the other party at which time the party submitting the Program shall become the Operator.

8.3 Within 30 days of the receipt by the parties of a Program, each party shall give written notice to the Operator stating whether or not they elect to contribute their proportionate share of Costs of such Program or requesting the Operator to revise the Program provided that each party may only make such requests once in respect of each Program. Subject to subsection 8.6, failure by either of the parties to give notice pursuant to this subsection within such 30 day period shall be deemed an election by that party not to contribute to such Program.

8.4 If a party elects or is deemed to have elected not to contribute its proportionate share of the Costs of a Program, the other party may give notice in writing to the Operator stating that it will contribute all expenditures under or pursuant to such Program and the Operator will proceed with such Program and thereafter the Interests of the parties shall be adjusted in accordance with article 4. The Operator will not proceed with any Program which is not fully subscribed.

8.5 If the parties elect to contribute their proportionate share of the Costs of a Program, the Operator will then proceed with the Program.

8.6 If either party elects or is deemed to have elected not to contribute to a Program its Interest will not be subject to adjustment thereunder if, within 60 days of such election or deemed election, it elects to pay to the contributing party 150% of what would otherwise have been its contribution to the Costs of such Program, but any amount so paid in excess of what would otherwise have been its contribution to such Program shall be deemed not to be a contribution to Costs by the party making it.

8.7 An election by a party to contribute to the Costs of a Program shall make that party liable to pay its proportionate share of the Costs actually incurred under or pursuant to the Program including Program Overruns, as hereinafter defined, of up to but not exceeding 10%.

8.8 After having elected to contribute its proportionate share of the Costs of a Program which is proceeded with, a party shall, within 15 days after being requested in writing to do so by the Operator, pay such portion of its share of Costs as the Operator may require but the Operator shall not require payment of any funds in advance if the party provides the Operator with reasonable assurance and evidence that it has secured financing by way of the issuance of "flow-through" shares sufficient to pay its proportionate share of the Costs of a Program and such financing requires that party to incur the Costs before funds are advanced to the party. At any other time the Operator shall not require payment of funds more than one month in advance.

8.9 If it appears that Costs will exceed by greater than 10% those estimated under a Program the Operator shall immediately give written notice to the party or parties contributing to that Program outlining the nature and extent of the additional costs and expenses ("Program Overruns"). If Program Overruns are approved by the party or parties contributing to that Program, then within 15 days after the receipt of a written request from the Operator, the party or parties contributing to that Program shall provide the Operator with their respective shares of such Program Overruns. If Program Overruns are not approved by the party or parties contributing to that Program, the Operator shall have the right to curtail or abandon the portion of such Program relating to the Program Overruns.

8.10 If either party at any time fails to pay its proportionate share of Costs in accordance with subsections 8.8 or 8.9, the Operator may give written notice to that party demanding payment, and if the party has not paid such amount within 15 days of the receipt of such notice, that party shall:

     (a) be deemed to be in default under subsection 8.8 or 8.9 as applicable; and

     (b) forfeit its Interest to the other party and shall receive as consideration therefore a Royalty equal to 2% of Net Profits payable within 60 days after the end of each calendar quarter.
          If, as a result of such forfeiture, one party has an Interest equal to 100% the Joint Venture shall terminate.

9.        INFORMATION AND DATA

9.1 At all times during the subsistence of this Agreement the duly authorized representatives of each party shall have access to the Property and the Project at its and their sole risk and expense and at reasonable intervals and times, and shall further have access at all reasonable times to all technical records and other factual engineering data and information relating to the Property and the Project in the possession of the Management Committee or the Operator. In exercising the right of access to the Property or the Project the representatives of a party shall abide by the rules and regulations laid down by the Management Committee and by the Operator relating to matters of safety and efficiency. If any representative of a party is not a director, senior officer or employee of a party, the party shall so advise the Operator so that the Operator may require the representative, before giving him access to the Property or the Project or to data or information relating thereto, to sign an undertaking in favour of the Joint Venture, in form and substance satisfactory to the Operator, to maintain confidentiality to the same extent as each party is required to do under section 9.2 hereof.

9.2 All records, reports, accounts and other documents referred to herein with respect to the Property and the Project and all information and data concerning or derived from the Property and the Project shall be kept confidential and each party shall take or cause to be taken such reasonable precautions as may be necessary to prevent the disclosure thereof to any person other than each party, the Operator, an Affiliate, their respective legal, accounting and financial or other professional advisors, and any financial institution or other person having made, making or negotiating loans to one or more of the foregoing or any trustee for any such person, or as may be required by securities or corporate laws and regulations or by the policies of any securities commission or stock exchange, or in connection with the filing of an offering memorandum, rights offering circular, prospectus or statement of material facts by a party, an Affiliate or the Operator or to a prospective assignee as permitted hereunder, or as may be required in the performance of obligations under this Agreement without prior consent of all parties, which consent shall not be unreasonably withheld.

10.       PARTITION

10.1 No party shall, during the term of this Agreement, exercise any right to apply for any partition of the Property or for sale thereof in lieu of partition.

11.       TAXATION

11.1 Each party on whose behalf any Costs have been incurred shall be entitled to claim all tax benefits, write-offs and deductions with respect thereto.

12.       RIGHT OF FIRST REFUSAL

12.1 Save and except as provided in section 3.5 and article 4 hereof, neither party shall transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate all or any portion of its Interest or rights under this Agreement otherwise than in accordance with this article.

12.2      Nothing in this article shall prevent:

     (a) a sale by a party of all of its Interest or an assignment of all its rights under this Agreement to an Affiliate provided that such Affiliate first complies with the provisions of section
          12.10 and agrees with the other party in writing to retransfer such Interest to the originally assigning party before ceasing to be an Affiliate of such party;

     (b)  a variation pursuant to section 4.3; or

     (c) a disposition pursuant to an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company.

12.3 Should a party (the "transferring party") intend to dispose of all or any portion of its Interest or rights under this Agreement it shall first give notice in writing to the other parties (the "other parties") of such intention together with the terms and conditions on which the transferring party intends to dispose of its Interest or a portion thereof or rights under this Agreement.

12.4 If a party (the "transferring party") receives any offer to dispose of all or any portion of its Interest or rights under this Agreement which it intends to accept, the transferring party shall not accept the same unless and until it has first offered to sell such Interest or rights to the other parties (the "other parties") on the same terms and conditions as in the offer received and the same has not been accepted by the other parties in accordance with section 12.6.

12.5       Any  communication of an intention to sell pursuant  to  section
12.3 and 12.4 (the "Offer") shall be in writing delivered in accordance with article 14 and shall:

     (a) set out in reasonable detail all of the terms and conditions of any intended sale;

     (b) if it is made pursuant to section 12.3, include a photocopy of the Offer; and
     (c) if it is made pursuant to section 12.4, clearly identify the offering party and include such information as is known by the transferring party about such offering party;

and such communication will be deemed to constitute an Offer by the transferring party to the other parties to sell the transferring party's Interest or its rights (or a portion thereof as the case may be) under this Agreement to the other parties on the terms and conditions set out in such Offer. For greater certainty it is agreed and understood that any Offer hereunder shall deal only with the disposition of the Interest or rights of the transferring party hereunder and not with any other interest, right or property of the transferring party and such disposition shall be made solely for a monetary consideration.

12.6 Any Offer made as contemplated in section 12.5 shall be open for acceptance by the other parties for a period of 60 days from the date of receipt of the Offer by the other parties.

12.7 If the other parties accept the Offer within the period provided for in section 12.6, such acceptance shall constitute a binding agreement of purchase and sale between the transferring party and the other parties, in proportion to their Interests, for the Interest or its rights (or a portion thereof as the case may be) under this Agreement on the terms and conditions set out in such Offer.

12.8 If the other parties do not accept the Offer within the period provided for in section 12.6, the transferring party may complete a sale and purchase of its Interest or a portion thereof on terms and conditions no less favorable to the transferring party than those set out in the Offer and, in the case of an Offer under section 12.4, only to the party making the original offer to the transferring party and in any event such sale and purchase shall be completed within nine months from the expiration of the right of the other parties to accept such Offer or the transferring party must again comply with the provisions of this article.

12.9 If the other parties do accept the Offer within the period provided for in section 12.6 but fail to close the transaction contemplated thereby within 90 days following receipt of such Offer, the transferring party may complete a sale and purchase of its Interest or a portion thereof on any terms and conditions but in any event such sale and purchase shall be completed within nine months from the expiration of the right of the other parties to accept such Offer or the transferring party must again comply with the provisions of this article.

12.10 While any Offer is outstanding no other Offer may be made until the first mentioned Offer is disposed of and any sale resulting therefrom completed or abandoned in accordance with the provisions of this article.

12.11 Before the completion of any sale by the transferring party of its Interest or rights or any portion thereof under this Agreement, the purchasing party shall enter into an agreement with the parties agreeing not to sell except on the same terms and conditions as set out in this Agreement.

130       FORCE MAJEURE

13.1 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "Intervening Event").

13.2 All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

13.3 A party relying on the provisions of section 13.1 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

140       NOTICE

14.1 Any notice, direction, cheque or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by delivery or by sending by telecopier, in each case addressed to the intended recipient at the address of the respective party set out on the front page hereof.

14.2 Any notice, direction, cheque or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and, if sent by telecopier, be deemed to have been given or received on the day it was so sent.

14.3 Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

150       WAIVER

15.1 If any provision of this Agreement shall fail to be strictly enforced or any party shall consent to any action by any other party or shall waive any provision as set out herein, such action by such party shall not be construed as a waiver thereof other than at the specific time that such waiver or failure to enforce takes place and shall at no time be construed as a consent, waiver or excuse for any failure to perform and act in accordance with this Agreement at any past or future occasion.

160       FURTHER ASSURANCES

16.1 Each of the parties hereto shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement. For greater certainty this section shall not be construed as imposing any obligation on any party to provide guarantees.

170       USE OF NAME

17.1 No party shall, except when required by this Agreement or by any law, by-law, ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of any other party for any purpose related to the Property or the Project.

180       ENTIRE AGREEMENT

18.1 This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

190       AMENDMENT

19.1 This Agreement may not be changed orally but only by an agreement in writing, executed by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

200       ARBITRATION

20.1 If any question, difference or dispute shall arise between the parties or any of them in respect of any matter arising under this Agreement or in relation to the construction hereof the same shall be determined by the award of three arbitrators to be named as follows:

     (a) the party or parties sharing one side of this dispute shall name an arbitrator and give notice thereof to the party or parties sharing the other side of the dispute;

     (b) the party or parties sharing the other side of the dispute shall, within 14 days of receipt of the notice, name an arbitrator; and

     (c) the two arbitrators so named shall, within 15 days of the naming of the latter of them, select a third arbitrator.

          The decision of the majority of these arbitrators shall be made within 30 days after the selection of the latter of them. The expense of the arbitration shall be borne by the parties to the dispute as determined by the arbitrators. If the parties on either side of the dispute fail to name their arbitrator within the time limited or proceed with the arbitration, the arbitrator named may decide the question. The arbitration shall be conducted in accordance with the provisions of the Commercial Arbitration Act (British Columbia) and the decision of the arbitrator or a majority of the arbitrators, as the case may be, shall be conclusive and binding upon all the parties.

210       RIGHT TO AUDIT

21.1 Any party acquiring a Royalty pursuant to this Agreement shall have the right to audit at its expense the books and records in respect of such Royalty of the Operator or the other party, if it is not the Operator in respect of such Royalty.

220       TIME

22.1 Unless earlier terminated by agreement of all parties or as a result of one party acquiring a 100% Interest, the Joint Venture and this Agreement shall remain in full force and effect for so long as any part of the Property or Project is held in accordance with this Agreement. Termination of the Agreement shall not, however, relieve any party from any obligations theretofore accrued but unsatisfied.

230       RULE AGAINST PERPETUITIES

23.1 If any right, power or interest of any party in any Property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of her Majesty, Queen Elizabeth II of the United Kingdom, living on the date of this Agreement.

240       DOCUMENT RETENTION ON TERMINATION

24.1 Prior to the distribution of the Property or the Project or the net revenues received on the disposal thereof on termination of this Agreement, the Management Committee shall meet and may approve a procedure for the retention, maintenance and disposal of documents maintained by the Management Committee (the "Documents") and shall appoint such party as may consent thereto to ensure that all proper steps are taken to implement and maintain that procedure. If a quorum is not present at the meeting or if the Management Committee fails to approve a procedure as aforesaid, the Operator, if a party, otherwise the party holding the largest Interest as at the day immediately preceding the date the Management Committee was called to meet, shall retain, maintain and dispose of the Documents according to such procedure, in compliance with all applicable laws, as it deems fit. The party entrusted with the retention, and expenses incidental thereto, shall be entitled to receive payment of those costs and expenses prior to any distribution being made of the Property and Project or the net revenues received on the disposal thereof.

250       ENUREMENT

25.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

260       GOVERNING LAW

26.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

270       SEVERABILITY

27.1 If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

280       NUMBER AND GENDER

28.1 Words used herein importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include firms and corporations.

290       HEADINGS

29.1 The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

300       TIME OF THE ESSENCE

30.1 Time shall be of the essence in the performance of this Agreement.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day, month and year first above written.

Terry Loney

______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory



TRAFALGAR VENTURES, INC.
by its authorised signatory:

______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory

                          SCHEDULE "A"


to that certain Joint Venture Agreement between Terry Loney and Trafalgar Ventures, Inc. made as of the * day of *, 20*


                          THE PROPERTY


                         NAD83;  NTS 41 1/10
               Latitude 46 40' North, Longitude 80 42' West
                          SUDBURY MINING DISTRICT
                                  ONTARIO
                                  CANADA



List of Claims




   CLAIM NUMBERS         TOWNSHIP/AREA       CURRENT EXPIRY DATE

 1247397 and 1247398       MACLENNAN            JUNE 1, 2003
































                          SCHEDULE "B"


To that agreement dated as of the * day of *, 20* between * and *.


1.             "Net Profits" means the aggregate of:

     (a) all revenues from the sale or other disposition of ores, metals or minerals mined or extracted from the Property or any portion thereof and any concentrates produced therefrom;

     (b) all revenues from the operation, sale or other disposition of any Facilities the cost of which is included in the definition of "Operating Expenses", "Capital Expenses" or "Exploration Expenses"; and

     (c) Working Capital deducted in the calculation of Net Profits for the prior period,

less (without duplication) Working Capital, Operating Expenses, Capital Expenses and Exploration Expenses.


2. "Working Capital" means the amount reasonably necessary to provide for the operation of the mining operation on the Property and for the operation and maintenance of the Facilities for a period of six months.


3. "Operating Expenses" means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable directly or indirectly in connection with commercial production from the
Property and in connection with the maintenance and operation of the Facilities, all in accordance with generally accepted accounting principles, consistently applied, including, without limiting the generality of the foregoing, all amounts payable in connection with mining, handling, processing, refining, transporting and marketing of ore, concentrates, metals, minerals and other products produced from the Property, all amounts payable for the operation and maintenance of the Facilities including the replacement of items which by their nature require periodic replacement, all taxes (other than income taxes), royalties and other imposts and all amounts payable or chargeable in respect of reasonable overhead and administrative services.


4. "Capital Expenses" means all expenses, obligations and liabilities of whatsoever kind (being of a capital nature in accordance with generally accepted accounting principles) incurred or chargeable, directly or indirectly, with respect to the development, acquisition, redevelopment, modernization and expansion of the Property and the Facilities, including, without limiting the generality of the foregoing, interest thereon from the time so incurred or chargeable at a rate per annum from time to time equal to the "prime rate" of the Royal Bank of Canada plus 2% per annum, but does not include Operating Expenses nor Exploration Expenses.


5. "Exploration Expenses" means all costs, expenses, obligations, liabilities and charges of whatsoever nature or kind incurred or chargeable, directly or indirectly, in connection with the exploration and development of the Property all determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing, all costs reasonably attributable, in accordance with generally accepted accounting principles, to the design,planning, testing, financing, administration, marketing, engineering, legal, accounting, transportation and other incidental functions associated with the exploration and mining operation contemplated by this Agreement and with the Facilities, but does not include Operating Expenses nor Capital Expenses.


6. "Facilities" means all plant, equipment, structures, roads, rail lines, storage and transport facilities, housing and service structures, real property or interest therein, whether on the Property or not, acquired or constructed exclusively for the mining operation on the Property contemplated by this Agreement.


7. Installments of the Royalty payable shall be paid by the Operator as follows:

     (a) within 45 days after the end of each of the first three calendar quarters in each fiscal year and within 60 days of the end of the last calendar quarter in each year, the Operator shall pay to the royalty holder an amount equal to 25% of the estimated Royalty, if any, for the fiscal year, adjusted if necessary after the first quarter of any fiscal year to reflect any change during the fiscal year in estimated Royalty; and

     (b) within 120 days after the end of the calendar year, the balance, if any, of Royalty payable in respect of the fiscal year last completed.

          Should the Operator not pay the royalty holder the installment of the Royalty payable within the time specified then such unpaid installment of Royalty shall bear interest equal to the "prime rate" of the Royal Bank of Canada plus 2% per annum calculated from the last day of the calendar quarter in which the liability for the payment of the installment of Royalty arose.
8. The Operator shall, within 45 days after the end of each calendar quarter, furnish to the royalty holder quarterly unaudited statements respecting operations on the Property, together with a statement showing the calculation of Royalty for the calendar quarter last completed.


9. Within 120 days after the end of each calendar year, the accounts of the Operator relating to operations on the Property and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed, shall be audited by the auditors of the Operator, at its expense. The royalty holder shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.


10. If the audited financial statements furnished pursuant to paragraph 9 disclose any overpayment of Royalty by the Operator during the year, the amount of the overpayment shall be deducted from future installments of Royalty payable hereunder.


11. If the audited financial statements furnished pursuant to paragraph 9 disclose any underpayment of Royalty by the Operator during the year, the amount thereof shall be paid to the royalty holder forthwith after determination thereof.


12. The Operator agrees to maintain, for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the royalty holder or its agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Operator to the royalty holder pursuant hereto. The royalty holder shall have the right, at its own expense, to have such accounts audited by independent auditors once each year.

                                                                  EXHIBIT
4.3





                                                           GEOLOGICAL
REPORT

                                                       BONANZA LAKE
PROPERTY






                            MacLennan Township

                     Sudbury Mining Division, Ontario





                              May 30th, 2002










                               Prepared by:

                         Scott Jobin-Bevans, M.Sc.
                    J-B Exploration & Development Inc.
                           1674 Latimer Crescent
                           Sudbury, ON.  P3E 2V7
                               705.522.4291
TABLE OF CONTENTS

                                                          Page
                                                           No
Table of Contents                                          1
Summary                                                    2
Introduction                                               3
Location & Access                                          3
Claim Status                                               3
Regional Geology                                           4
Property Geology                                           7
Exploration History                                        9
Economic Potential                                         10
Current Work                                               11
Conclusions & Recommendations                              12
Certificate of Qualification                               13



TABLES
                                                          Page
                                                           No
Table 1 - claim status for the Bonanza Lake Property       4



               FIGURES
                                                          Page
                                                           No
Figure 1 - Location of the property in the Sudbury         5
region
Figure 2 - Claim Map showing location of claims in         6
MacLennan Township
Figure 3 - Location of SIC and Offset dykes around the     8
Sudbury Basin

SUMMARY

The Bonanza Lake Property is located in the northeastern quadrant of MacLennan Township, about 18 km northeast of the City of Greater Sudbury and within the Sudbury Mining Division, Ontario. The current exploration project is aimed at discovering new Ni-Cu-PGE mineralization within Sudbury Igneous Complex (SIC) associated Offset Dyke rocks and/or deep "Footwall-Type" deposits occurring within several kilometres of the surface trace of the SIC. In addition, Nipissing Gabbro rocks should be examined for their potential to host PGE-Cu-Ni sulphide mineralization.

The Bonanza Lake property consists of 2 unpatented mining claim blocs (32 units) that are located in MacLennan
Township.

Although much of the historic production in the Sudbury Igneous Complex (also referred to as the Sudbury Basin) has come firstly from embayment-type deposits in the sublayer and secondly from proximal Offset-type deposits, it is the third type that has attracted much of the attention in the past few years. The recent attention toward the footwall environment has been driven by their unusually high platinum group element (PGE) tenor and the historic highs in palladium and platinum prices. New offset dyke rocks (both radiating and concentric) are being discovered around the SIC in areas where overburden generally hampers surface exploration and in areas where the rocks were originally mapped as Nipissing Gabbro but in fact are offset dyke (quartz diorite).

For the most part, sulphide mineralization of the SIC is most often found in association with what is termed Sudbury Breccia, a heterolithic, sulphide-bearing quartz gabbro and gabbronorite. These breccias not only occur at the margin of the SIC but also within the distal radiating and concentric dykes. Recently, these dykes - composed mainly of quartz diorite - have become a major focus of exploration for Cu-Ni-PGE, resulting in the discovery of previously unrecognized offset dyke rocks around the basin. An example is the more recent confirmation of a parallel or concentric offset dyke, referred to as the Manchester Offset Dyke, located in Falconbridge Township, about 5 km south of the main mass of the SIC and about 12 km south of the property. This northeast-trending dyke was first recognized in 1973
and  did  not  appear on a published map  until  1981.   The
Manchester appears to be most similar (petrologically and geochemically) to the MacLennan Offset which hosts the MacLennan Ni-Cu mine. Other parallel or concentric offset dykes include the Frood-Stobie, Kirkwood, Vermilion and McConnell. All of these dykes have economic sulphide (Cu-Ni-
PGE) mineralization associated with them and are significant producers or past-producers.

The area of the Bonanza Lake property has seen a lot of exploration for gold but has not been adequately explored for its PGE-Cu-Ni potential. The presence of northeast-trending structures on and around the property, along with the northeast-trending MacLennan Offset Dyke, which hosts the MacLennan Ni-Cu mine, suggests that PGE-Cu-Ni bearing rocks might occur either at surface or close to surface on the Bonanza lake property. Other claim holders in the area include Falconbridge Limited, Wallbridge Mining Company Limited (Lively, Ontario), and Crowflight Minerals. It is proposed that the Bonanza property, is prospective for extensions of offset dyke and/or concentric dyke and for deeper footwall-type mineralization. In addition, the Nipissing Gabbro may prove to host economic concentrations of magmatic Cu-Ni-PGE sulphide or skarn and/or quartz-hosted gold mineralization.

Major mining companies such as Canadian Nickel Co. Ltd., Falconbridge Ltd. and INCO have collectively expended over $550,000 on airborne geophysical surveys covering the present claim group. Wallbridge Mining, and Millstream to the west and south of the property respectively have an ongoing exploration program that includes geophysical surveys and diamond drilling.
   There are also numerous smaller workings on the property and in the surrounding area where work would be well into the +$100,000 range
INTRODUCTION

   The Bonanza Lake property is located along the boundary between MacLennan and Scadding Townships, about 27 km northeast of the City of Greater Sudbury and within the Sudbury Mining Division, Ontario (Figure 1). The current exploration project is aimed at discovering new Ni-Cu-PGE mineralized offset dyke rocks and/or extending the known strike of the MacLennan Offset Dyke, and in discovery new deep-seated footwall type mineralization. In addition to being a favourable environment for SIC related deposits - the proximity to INCO's MacLennan Ni-Cu mine was a major factor in selecting this location - the area may also hold Cu-PGE potential in gabbroic rocks of the Nipissing Gabbro suite which should be examined for their Cu-Ni-PGE sulphide potential.


LOCATION & ACCESS

  The Bonanza Lake property, centred at Latitude 4640'N Longitude 8042'W or 523000mE-5168000mN (NAD83; NTS 41 I/10),
is located in the northeastern quadrant of MacLennan Township, at the boundary with Scadding Township to the east (Figure 1 and 2). Access to the property can be made by travelling north from the Sudbury Airport on Regional Road 86 for ~6 km then on East Bay Road for ~4 km.


CLAIM STATUS

  The Bonanza Lake property consists of 2, unpatented mining claim blocs (32 units) located in MacLennan Township, Sudbury Mining Division, Lot 1, Concessions 3 and 4 (Table 1; Figure 2). Until their expiration on June 1st, 2002, the claims were held 100% by T. Loney of Garson, Ontario. Once the claims are posted they will be re-staked and will then require a total of $12,800 per year in assessment work due every two years to keep them current. Other claim holders in the area include Falconbridge Limited, Wallbridge Mining Company Limited (Lively, Ontario), and Crowflight Minerals.


Table 1. Claim status for the Bonanza Lake Property.
 *Claim   Township  Units    Work   Due Date
   S-    MacLennan   16        $    01-June-
1247397                    6,400.00    02
   S-    MacLennan   16        $    01-June-
1247398                    6,400.00    02
            Totals:  32    $12,800
*previous claim number - will be assigned new number once re-staked



REGIONAL GEOLOGY

   Geologically, the most prominent feature in the Sudbury area is the Sudbury Igneous Complex and economically, the SIC is best known for its enormously rich Ni, Cu, Platinum-Group element (PGE = platinum, palladium, rhodium, gold) deposits. From 1888 to 1997, more than 450 million pounds of nickel and 500 million pounds of copper have been produced along with by-products of gold, silver, cobalt, Platinum Group metals (PGM; average >2 million ounces per year), selenium, tellurium and sulphur.
    Three major types of Ni-Cu-PGE sulphide deposits associated with the SIC are; (1) Offset; (2) Embayment (sublayer); and, (3) Footwall-hosted or deep deposits. Offset dykes form radiating and SIC-parallel (ring or concentric) dyke sets that intrude into the footwall rocks, extending outward from the SIC for more than 25 km (Figure
3). Offset ore deposits are dyke-related and are hosted by inclusion-bearing quartz diorite, norite and gabbro. Embayment deposits occur within contact or lower stratigraphic irregularities or flexures of the SIC and are hosted by heterogeneous quartz diorite breccia (sublayer). Footwall-hosted deposits occur at several 100s of meters (potentially 1000s of metres) beneath and outward from the footwall contact of the SIC and are typically very rich in Cu-PGE.
   In addition to the SIC, the Southern Province of Ontario contains numerous igneous rocks that are highly prospective for magmatic sulphide associated PGE-Cu-Ni deposits. Nipissing Gabbro and East Bull Lake suite rocks are the dominant intrusive bodies within the 600 km long Huronian Metallogenic Province (HMP) of the Southern Geological Province, central Ontario. The HMP includes Huronian volcanic rocks, northerly-trending dykes of the Matachewan-Hearst swarm, the East Bull Lake Intrusion, Shakespeare-
Dunlop (Agnew Lake) Intrusion, River Valley Intrusion, Nipissing Gabbro and the Murray and Creighton plutons.




















With the exception of the lower Huronian volcanic rocks, all rocks of the HMP are intrusive into sedimentary rocks of the Huronian Supergroup; the River Valley, East Bull Lake and Agnew Lake intrusions are also intrusive into Archean-aged gneiss. Northwest-trending magnetite-olivine gabbro dykes of the Sudbury Dyke Swarm crosscut all of the older rock types.
   Although much of the historic production in the SIC has come firstly from embayment-type deposits and secondly from known and proximal offset-type deposits, it is the third type that has attracted much of the attention in the past few years. This attention to the footwall environment has been driven by their unusually high PGE tenor and the historic and recent highs in palladium-platinum prices. New offset dyke rocks (both radiating and concentric) are being discovered around the SIC in areas where overburden generally hampers surface exploration and in areas where the rocks were originally mapped as gabbro (i.e. Nipissing Gabbro/Sudbury Gabbro) but in fact contain offset dyke rocks (quartz diorite).


PROPERTY GEOLOGY

   Outcrop exposure on the Bonanza Lake property claims is limited to about 10-20% and consists mainly of sand-silt and organic overburden; in areas several metres thick; Bonanza Lake covers the central portion of the property. The claims overlie several rock types including Nipissing Gabbro, Sudbury Swarm Dyke, and Huronian sediment (Mississagi, Bruce, Espanola, Serpent, Gowganda formations); the Huronian sediments are folded. Nipissing Gabbro are intrusive into the Huronian sediments, and parallel and cross-cut bedding planes. The youngest rocks in the area are Sudbury Dykes which are vertically dipping and cross-cut all aforementioned rock types.
   Major structures in the area include northwest-trending faults; the main NW fault on the property is coincident with the Bonanza Au Mine. It is important to note that the northwest-trending faults may also be occupied by what is mapped as magnetite-olivine diabase dyke (Sudbury Swarm).








EXPLORATION HISTORY

      There have been numerous exploration programs in the area and much of this work has been focused toward gold, particularly in the immediate area of the current property. In 1982 Canadian Nickel Co. Ltd., conducted an airborne geophysical survey (electromagnetic, magnetic and radiometric) over MacLennan, Falconbridge and Street Townships covering the present claim group; the approximate value of these surveys would be over ~$300,000. Falconbridge Ltd. and INCO have completed numerous airborne surveys in the area at costs surpassing $250,000. Wallbridge Mining, with claims west of the property, have recently completed an AMT-EM survey, looking for very deep sulphide deposits and Millstream, located toward the south, have an ongoing exploration program that includes geophysical surveys and diamond drilling.
      There are also numerous smaller workings on the property and in the surrounding area where trails and/or roads were built, and trenching, blasting and diamond drilling was completed; costs associated with this type of work would be well into the +$100,000 range.
  Within ~7 km of the property and about 2.7 km north of the Sudbury Airport, lies Falconbridge Ltd.'s new Nickel Rim South discovery; a massive sulphide discovery located some 1200-1500 m (~4,500 feet) below surface, at the main lower contact of the SIC and within the footwall rocks. As of April 16th, 2002 the company had completed 8 drill holes in the area with very high grade intersections of mineralization. Examples of intersections from the Nickel Rim South property include: 18.9m grading 8.5% Ni, 12.98% Cu, 16.30g/t Pt, 17.07g/t Pd and 8.04g/t Au (press release April 16th, 2002).

Historic Mining/Deposits in Area
   The MacLennan Ni-Cu mine (past-producer), located about 5 km southwest of the claims, consists of Sudbury Breccia type ores, hosted by sublayer rocks of the SIC that are within the brecciated footwall environment - MacLennan Offset Dyke (>280m vertical depth).
   The Skead Gold Mine (N1/2 Lot 5 Con 2) is owned by Falconbridge Ltd.. A shaft had been sunk and drifting had been done in the early part of the 20th Century. In 1946, Falconbridge dewatered, mapped and sampled the underground workings. The gold bearing zone follows an unconformity between altered quartzite on the footwall and basal argillite of the Huronian Mississagi Formation. In 1946, 488 tons of the surface dump at the shaft was trucked to Falconbridge Smelter, presumably for Au recovery.
   The area around the Sheppard Showing (N1/2 Lot 4 Con 5) has a long history of activity related to gold exploration. In an 1890 report by a royal commission, there are several showings on the southern side of Wanapitei Lake and in the winter of 1980, the Sheppard showing was re-discovered by the F.D. Delabbio Group. The occurrence is described as a gold sulphide showing, hosted by sediments of the Mississagi Formation and Nipissing Gabbro intrusive (contact related).
   The Bonanza Lake Mine (Lot 2 Con 4) consists of a wide quartz vein on the west side of Bonanza Lake that was discovered many years ago. A shaft was sunk to 50 feet but very little lateral work was done. In 1956 the showing was examined by Falconbridge Nickel Mines Ltd., as a possible source of silica flux. The vein averages about 60 feet in width (20 m) and has been traced for over 1800 feet (600 m) on surface. The vein lies along the contact between Nipissing Gabbro and a narrow strip of brecciated quartzite (Mississagi) and is along a major NW-trending fault.


ECONOMIC POTENTIAL

   For the most part, sulphide mineralization of the SIC is most often found in association with what is termed Sudbury Breccia, a heterolithic, sulphide-bearing quartz gabbro and gabbronorite that defines the mineralized sublayer. These breccias not only occur at the margin of the SIC but also within the distal radiating and concentric dykes (quartz diorite dykes). Recently, that these dykes have become a major focus of exploration for Cu-Ni-PGE, resulting in the discovery of new or previously unrecognized offset dyke rocks around the basin.
   The area of the Bonanza Lake property has seen a lot of exploration for gold but has not been adequately explored for its PGE-Cu-Ni potential. The presence of northeast-trending structures on and around the property, along with the northeast-trending MacLennan Offset Dyke, which hosts the MacLennan Ni-Cu mine, suggests that PGE-Cu-Ni bearing rocks might occur either at surface or close to surface on the Bonanza Lake property. It is proposed that the Bonanza Lake property, is prospective for extensions of offset dyke and/or concentric dyke and for deeper footwall-type mineralization. In addition, the Nipissing Gabbro may prove to host economic concentrations of magmatic Cu-Ni-PGE sulphide and/or or skarn type Au-PGE, and/or quartz-hosted gold mineralization.


CURRENT WORK

To date, no new work has been completed on the claims.



CONCLUSIONS & RECOMMENDATIONS

   The Bonanza Lake property, located MacLennan Township, overlies an area that is prospective for the discovery of offset dykes, perhaps the northeast extension of the MacLennan Offset Dyke, or deep footwall type Cu-PGE-rich deposits. These dykes are particularly prospective for Ni-Cu-PGE sulphide mineralization associated with rocks of the SIC. Overburden, and therefore inadequate outcrop exposure, has been the main obstacle in exploration for such targets in this, and surrounding areas. However, improved techniques in geophysics including advances in induced polarization surveys should aid in current exploration of this property. In addition, prospecting for what are relatively narrow (<50 m wide) geological targets, now has the advantage of a better understanding and recognition of this highly variable rock type (i.e. quartz diorite/Sudbury Breccia).

After  reviewing the available data, it is recommended  that
the   following   surface  exploration  program,   totalling
approximately US$227,000, be implemented to further examine this property.

                  Type of Work            Est. Cost
                                            (US$)

        Phase 1

        Geological Review                    $4,000
        Exploration Grid                     $5,000
        Geological Mapping and Sampling     $10,000
        Report Writing/Consulting            $5,000
        Operating Supplies                   $1,000
                                          _________
                                          __
                            Sub-Total(1)
                                          $25,000



        Phase 2

        Geophysical Surveys                 $35,000
        Diamond Drilling - 2500m           $150,000
        (@~$60/m)
        Report Writing/Consulting            $7,000
        Operating Supplies                  $10,000
                                           $202,000
        Sub-Total(2):

                              TOTAL $US:   $227,000
               Certificate of Qualification


I,  Scott  Jobin-Bevans of 1674 Latimer  Crescent,  Sudbury,
Ontario, Canada, do hereby certify that:


1. I am a consulting geologist with the mineral exploration company J-B Exploration and Development Inc. of Sudbury,
Ontario.


2. I am a graduate of the University of Manitoba, Winnipeg, Manitoba with a B.Sc. (Hons.) Geology - 1995, and M.Sc.
Geology - 1997.


3. I am a member of the Society of Economic Geologists and the Canadian Institute of Mining, Metallurgy and Petroleum.


4. I have been active in mineral exploration and prospecting for more than 13 years and a qualified exploration geologist for more than 6 years.


5.  I  am  a  member  of  the  Association  of  Professional
Geoscientists of Ontario.


6. I have an active prospector's license for the province of Ontario (# H14027).


7. I have not received any direct or indirect interest in this property.


8.  This  report  is  intended to  be  an  overview  of  the
 potential    of    the   property   or   properties    with
 recommendations and conclusions that are based solely on the available data.






Scott Jobin-Bevans (B.Sc., M.Sc. Geology)
May 30th, 2002



















INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Trafalgar Ventures Inc. on Form SB-2 of our Auditors'
Report, dated July 16, 2002, on the balance sheet of Trafalgar Ventures Inc. as at July 15, 2002, and the related statement of loss and deficit accumulated during the exploration stage, statement of cash flows and statement of stockholders' equity for the period from inception on February 6, 2002 to July 15, 2002.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the
Registration Statement.




Vancouver, Canada             "Morgan & Company"

August 8, 2002                              Chartered Accountants
















Undertakings


The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post- effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.






                         Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on August 8, 2002.

                         Trafalgar Ventures Inc.

                         By:/s/ Robert Gorden Smith
                              ------------------------------
                              Robert Gorden Smith, President


                      Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert Gorden Smith, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                  CAPACITY    IN    WHICH    SIGNED
DATE

/S/   Robert   Gorden  Smith  President,   Chief   Executive
August 8, 2002
----------------------- Officer and director
Robert Gorden Smith


/s/   Richard   Harris       Secretary,   Treasurer,   Chief
August 8, 2002
----------------------- Executive Officer and Director
Richard Harris